Exhibit 10.1

___________________________________________________________________________

STOCK PURCHASE AGREEMENT

by and between

V.D.A. Group S.p.A.

an Italian joint stock company incorporated

under the laws of the Republic of Italy

and

TELKONET, Inc.,

a Utah corporation

___________________________

August 6, 2021

___________________________

____________________________________________________________________

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This STOCK purchase Agreement (“Agreement”) is made and entered into as of August 6, 2021, by and between VDA Group S.p.A., an Italian joint stock company (società per azioni) incorporated under the laws of the Republic of Italy (“VDA”) and Telkonet, Inc., a Utah corporation (“Telkonet,” and together with VDA, collectively the “Parties,” and each a “Party”). Certain capitalized terms used in this Agreement but not otherwise defined herein are defined in Exhibit A hereto.

RECITALS

WHEREAS, Telkonet desires to issue and sell to VDA, and VDA desires to purchase, the Telkonet Shares (as defined and specified in Section 2.2(a) below) and the Warrant (as defined in Section 2.2(b) below) in consideration of the Financing (as defined in Section 2.1 below);

WHEREAS, the Parties desire to make and agree to certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement; and

WHEREAS, certain shareholders of Telkonet, listed on Annex A hereto, are entering into voting agreements with VDA substantially in the form attached hereto as Exhibit B (each, a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which such shareholders have made certain agreements with respect to the voting of their shares of Telkonet Common Stock.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

A G R E E M E N T

SECTION 1
PURCHASE AND SALE

1.1               Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing, Telkonet shall issue, sell and deliver to VDA, and VDA shall purchase and acquire from Telkonet, free and clear of all Encumbrances, all right, title and interest (record and beneficial) to the Telkonet Shares specified in Section 2.2 below and the Warrant.

1.2               Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely on a date to be designated by VDA (the “Closing Date”), which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date and time of the Closing is referred to in this Agreement as the “Effective Time.”

SECTION 2
Purchase price; issuance of Telkonet shares AND WARRANT

2.1               Purchase Price. The aggregate consideration payable by VDA for the Telkonet Shares and the Warrant will be a capital contribution of Five Million United States Dollars (USD $5,000,000) into Telkonet (the “Financing”). VDA will deliver USD $5,000,000 representing the Financing by wire transfer to Telkonet at Closing against delivery of the Telkonet Shares and Warrant, as defined and described in Section 2.2 below.

2.2               Telkonet Shares; Warrant.

(a)                At Closing, Telkonet shall issue to VDA 162,900,947 shares of Telkonet Common Stock such that following the Closing, VDA will hold 53% of the issued and outstanding Telkonet Common Stock on a fully diluted as exercised/converted basis (the “Telkonet Shares”), and the current holders of Telkonet Common Stock and Telkonet Common Stock equivalents (i.e., warrants, options and other convertible securities issued and outstanding at the Effective Time) will hold 47% of the issued and outstanding Telkonet Common Stock on an as-converted, fully diluted as exercised/converted basis.

(b)                At Closing, Telkonet will issue to VDA a warrant (the “Warrant”) to purchase 105,380,666 additional shares of Telkonet Common Stock (“Warrant Shares”), such that if exercised immediately following the Closing, VDA’s holdings of Telkonet Common Stock would increase to 65% of the issued and outstanding Telkonet Common Stock on a fully diluted as exercised/converted basis, such Warrant to be in substantially the form attached hereto as Exhibit C.

2.3               Procedure for Issuance of Telkonet Shares; Investment Representations.

(a)                All of the Telkonet Shares to be issued under this Agreement shall be issued solely with the following legend (the “Legend”):

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b)                Prior to the Effective Time, Telkonet shall issue irrevocable instructions (the “Irrevocable Transfer Agent Instructions”) to Broadridge Corporate Issuer Solutions, Inc., the transfer agent of the Telkonet Shares (the “Transfer Agent”), or any subsequent transfer agent, requiring only the Legend to be affixed to any certificates representing Telkonet Shares to be issued to VDA under this Agreement. Telkonet warrants to VDA that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2.3(b), shall be given by Telkonet to the Transfer Agent with respect to the Telkonet Shares issued hereunder, until such time as Telkonet may remove the Legend under applicable securities laws, at which time Telkonet shall so instruct the Transfer Agent, and thereafter all Telkonet Shares issued under this Agreement shall be freely transferable on the books and records of Telkonet, and the Legend shall be removed from any stock certificates representing Telkonet Shares issued under this Agreement, and no legend thereafter shall be affixed to any such stock certificates. The same procedures will be followed with respect to any Warrant Shares to be issued hereunder.

2.4               Telkonet Expenses. On or prior to the Closing Date, Telkonet shall provide to VDA a written report setting forth a list of all Telkonet Expenses, including the identity of each payee, dollar amounts owed, wire transfer instructions and any other information necessary to effect the final payment in full thereof, and copies of final invoices executed by each such payee acknowledging the invoiced amounts as full and final payment for all services rendered to Telkonet and its Subsidiaries, which shall be paid in accordance with such instructions at the Effective Time.

2.5               Financing Commitment. As of the date hereof, VDA has received and delivered to Telkonet an executed binding and irrevocable commitment letter in favor of VDA from VDA’s parent company, VDA Holding, S.A. (the “Commitment Letter”), providing for the financing of VDA in an amount of not less than Five Million Dollars ($5,000,000). Notwithstanding the foregoing, VDA’s commitment to purchase the Telkonet Shares and Warrant is not subject to any financing condition; provided, however, VDA shall, concurrently with the signing of this Agreement, provide to Telkonet evidence satisfactory to Telkonet that the Financing will be committed to be available at Closing.

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SECTION 3
REPRESENTATIONS AND WARRANTIES OF TELKONET

Telkonet represents and warrants to VDA as follows:

3.1               Organization and Good Standing.

(a)                Each of Telkonet, and its wholly-owned Subsidiary, Telkonet Communications, Inc. (the “Telkonet Subsidiary”, and together with Telkonet, the “Telkonet Companies,” and each a “Telkonet Company”), is a corporation duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use their respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which either Telkonet Company is a party or by which either Telkonet Company or any of their respective assets are bound. Each of Telkonet and the Telkonet Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by such Telkonet Company, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Telkonet Companies, taken as a whole.

(b)                Section 3.1(b) of the Telkonet Disclosure Schedule lists, and Telkonet has made available to VDA copies of, the charters of each committee of the Telkonet Board and any code of conduct or similar policy adopted by Telkonet.

3.2               Authority; No Conflict.

(a)                Telkonet has all necessary corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement, to perform its obligations hereunder and thereunder and, subject only to obtaining the Necessary Consents and the Required Telkonet Shareholder Vote (including, without limitation, approval of an amendment to the Articles of Incorporation to effect an increase of authorized shares of Telkonet Common Stock to 475,000,000 shares, such being sufficient to issue the Telkonet Shares and Warrant Shares (the “Amendment”) and the issuance of the Telkonet Shares, the Warrant and Warrant Shares) (collectively, the “Securities Issuances”). The Amendment, the Securities Issuances and the execution and delivery of this Agreement by Telkonet and the consummation by Telkonet of the other transactions contemplated by this Agreement and the documents referenced herein (collectively, the “Contemplated Transactions”) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Telkonet are necessary to authorize this Agreement or to consummate the Contemplated Transactions. The Telkonet Shares, the Warrant and Warrant Shares shall be issued free and clear of any Encumbrance.

(b)                The Telkonet Board has, at a meeting duly called and held prior to the execution of this Agreement, unanimously (i) authorized the Amendment, (ii) determined that this Agreement and the Contemplated Transactions are advisable and fair to and in the best interests of Telkonet and Telkonet’s shareholders, (iii) approved this Agreement and the Contemplated Transactions, (iv) directed that the approval of the Amendment and the Securities Issuances be submitted to Telkonet’s shareholders at the Telkonet Shareholders Meeting, and (v) resolved to recommend that Telkonet’s shareholders approve the Amendment and the Securities Issuances (such recommendation, the “Board Recommendation”). Telkonet represents and warrants that the Board Recommendation and the foregoing determinations and approvals shall be included in the Proxy Statement, subject to Section 5.3(e).

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(c)                Except as set forth in this Section 3.2(c) of the Telkonet Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Telkonet or the Telkonet Subsidiary or (B) any resolution adopted by the Telkonet Board or shareholders of the Telkonet Companies; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which either of the Telkonet Companies, or any of the assets owned or used by either of them, is or may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Telkonet or the Telkonet Subsidiary, or that otherwise relates to the business of, or any of the assets owned or used by, the Telkonet Companies; (iv) cause Telkonet or the Telkonet Subsidiary to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by the Telkonet Companies to be reassessed or revalued by any Taxing Authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Telkonet Material Contract; (vii) require a Consent from any Person (other than the Necessary Consents set forth in Section 3.2(d) below); or (viii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Telkonet Companies; (ix) trigger any preemptive right, right of first refusal, dissenter’s rights of appraisal, anti-dilution adjustment or similar rights.

(d)                                                 The execution and delivery of this Agreement by Telkonet do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Telkonet will not, require any Consent of, or filings or registrations with or declarations or notification to, any Governmental Body, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (the “Blue Sky Laws”) and the rules and regulations of the OTCQB Venture Market (“OTCQB”); (ii)  filing of the Amendment as required by the Utah Revised Business Corporation Act (the “URBCA”); and (iii) the submission of the CCATS Requests to the BIS described in Section 5.16. The Consents, registrations, declarations, filings and notices set forth above are referred to herein as the “Necessary Consents.”

3.3               Capitalization.

(a)                Prior to the filing and effectiveness of the Amendment, the authorized capital stock of Telkonet consists of 190,000,000 shares of Telkonet Common Stock, and 782 shares of Telkonet preferred stock, $,001 par value per share (the “Preferred Stock”), of which 215 shares of Series A Preferred Stock and 567 shares of Series B Preferred Stock have been authorized or designated. As of the date hereof, (a) 136,311,335 shares of Common Stock are issued and outstanding, (b) 3,349,793 shares of Common Stock are reserved for issuance pursuant to existing equity awards, (c) 250,000 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants, (d) 185 shares of Series A Preferred Stock are issued and outstanding, with each such share of Series A Preferred Stock being convertible into 13,774 shares of Common Stock, and (e) 52 shares of Series B Preferred Stock are issued and outstanding, with each such share being convertible into 38,461 shares of Common Stock. There are no bonds, debentures, notes or other indebtedness or, except as described in the immediately preceding sentence, securities of Telkonet having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Telkonet may vote. Except as set forth in the second sentence of this Section 3.3(a), as of the date hereof, no shares of capital stock or other voting securities of Telkonet are issued, reserved for issuance or outstanding and no shares of capital stock or other voting securities of Telkonet will be issued or become outstanding after the date hereof other than upon exercise or conversion as provided above in this Section 3.3(a).

(b)                Section 3.3(b) of the Telkonet Disclosure Schedule contains a complete and correct list of each outstanding equity grant award and warrant (collectively, the “Telkonet Awards”), including with respect to each, the holder, date of grant, exercise or conversion price, vesting schedule, expiration date and number of shares of Common Stock subject thereto. Each Telkonet Award was properly accounted for in accordance with GAAP in the financial statements included in Telkonet’s filings with the SEC pursuant to the Exchange Act. No such Telkonet Award involved any “back dating,” "market timing" or similar practices with respect to the effective date of grant.

(c)                Except for the Telkonet Awards, (i) there are no options, stock appreciation rights, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of either of the Telkonet Companies, or obligating either of the Telkonet Companies to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible or exercisable into equity interests in, either of the Telkonet Companies (collectively, “Options”); and (ii) since December 31, 2020, Telkonet has not issued any shares of its capital stock or Options in respect thereof, except upon the exercise or settlement, as applicable, of any Telkonet Awards.

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(d)                All shares of Telkonet Common Stock subject to issuance as described above in this Section 3.3 are, or will be upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 3.3(d) of the Telkonet Disclosure Schedule, neither Telkonet Company has any Contract or other obligation to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of the Telkonet Subsidiary, or make any investment (in the form of a loan, capital contribution or otherwise) in the Telkonet Subsidiary or any other Person. Each outstanding share of capital stock of the Telkonet Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Telkonet is free and clear of all Encumbrances, other than Encumbrances created pursuant to Telkonet Credit Agreements and is not subject to any preemptive rights or similar anti-dilution rights. None of the outstanding equity securities or other securities of either of the Telkonet Companies, nor any of the shares of Telkonet Common Stock issued in accordance with this Agreement, was or will be issued in violation of the Securities Act or any other Law. Neither of the Telkonet Companies owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Neither of the Telkonet Companies is or has ever been a general partner of any general or limited partnership, or owns, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for, any of the foregoing in any other Person.

(e)                The aggregate Original Issue Price of all of the outstanding shares of Preferred Stock is $1,185,000, and the Accruing Dividends on such shares is an aggregate amount of $1,087,237 as of June 30, 2021.

3.4               SEC Reports.

(a)                Telkonet has filed on a timely basis all forms, reports, exhibits, statements and documents required to be filed by it with the SEC since the beginning of January 1, 2019. Except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), Telkonet has made available to VDA copies in the form filed with the SEC (including the full text of any document filed subject to a request for confidential treatment) of all of the following: (i) Telkonet’s Annual Reports on Form 10-K for each fiscal year of Telkonet beginning on or after January 1, 2019, (ii) Telkonet’s Quarterly Reports on Form 10-Q for each of the fiscal quarters in the fiscal years beginning on or after January 1, 2019, (iii) all proxy and information statements relating to Telkonet’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of January 1, 2019, (iv) Telkonet’s Current Reports on Form 8-K filed since the beginning of January 1, 2019, (v) all other forms, reports, registration statements and other documents filed by Telkonet with the SEC since the beginning of January 1, 2019), (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Telkonet SEC Reports,” and, to the extent available in full without redaction through EDGAR, the “Filed Telkonet SEC Reports”), and (vi) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations of the SEC promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”). To Telkonet’s Knowledge, except as disclosed in Telkonet SEC Reports or as set forth on Section 3.4(a) of the Telkonet Disclosure Schedule, each director and officer (as defined in Rule 16a-1(f) under the Exchange Act) of Telkonet has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since the beginning of the fiscal year referred to in clause (i) of the immediately preceding sentence. Telkonet is not, or since January 1, 2019 has not been, required to file any form, report, registration statement or other document with the SEC. As used in this Section 3.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC.

(b)                Each of the Telkonet SEC Reports (i) as of the date of the filing of such report, complied in all material respects as to form with the published requirements of the Securities Act and the Exchange Act, as the case may be, and, to the extent then applicable, SOX, including in each case, the published rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(c)                The Certifications complied with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, and the rules and regulations promulgated thereunder and the statements contained in the Certifications were true and correct as of the date of the filing thereof.

(d)                Telkonet has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are designed to ensure that (i) all material information required to be disclosed by Telkonet in the reports that it files under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) all such information is accumulated and communicated to Telkonet’s management, including its chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Telkonet SEC Reports.

(e)                Telkonet is, and since January 1, 2019 has been, in compliance in all material respects with the applicable provisions of SOX and the requirements of the OTCQB. Telkonet has delivered to VDA true, correct and complete copies of (i) all correspondence between either of the Telkonet Companies and the SEC since January 1, 2019, and (ii) all correspondence between either of the Telkonet Companies and the OTCQB since the beginning of January 1, 2019.

(f)                 Since January 1, 2019, neither Telkonet nor the Telkonet Subsidiary or, to Telkonet’s Knowledge, any Representative of Telkonet or the Telkonet Subsidiary has received any written material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Telkonet or the Telkonet Subsidiary or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Telkonet or the Telkonet Subsidiary has engaged in improper accounting or auditing practices.

(g)                Telkonet has implemented and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Telkonet has disclosed, based on its most recent evaluation of internal controls prior to the date of this Agreement, to Telkonet’s auditors and audit committee of the Telkonet’s Board (x) all “significant deficiencies” and “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect Telkonet’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Telkonet’s internal controls.  Telkonet’s has made available to VDA prior to the date of this Agreement a summary of any such disclosure made by management to the Telkonet’s auditors and audit committee of the Telkonet’s Board since January 1, 2019.

3.5               Financial Statements. The consolidated financial statements (including all related notes and schedules) of Telkonet included in or incorporated by reference into the Telkonet SEC Reports (the “Telkonet Financial Statements”) (i) fairly present in all material respects the consolidated financial position of Telkonet, as of the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) have been prepared from and are in accordance with, in all material respects, the books and records of Telkonet and Telkonet Subsidiary.  There are no unconsolidated Subsidiaries of Telkonet or any Off-Balance Sheet Arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC that have not been so disclosed in the Telkonet SEC Reports. The books and records of Telkonet have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Section 3.5 of the Telkonet Disclosure Schedule contains a description of all non-audit services performed by Telkonet’s auditors for the Telkonet Companies since the beginning of the immediately preceding fiscal year of Telkonet and the fees paid for such services. All such non-audit services have been approved as required by Section 202 of SOX.

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3.6               Property. The Telkonet Companies (a) have good and valid title to all property material to the business of the Telkonet Companies and reflected in the latest audited financial statements included in the Filed Telkonet SEC Reports as being owned by the Telkonet Companies or acquired after the date thereof (except for property sold or otherwise disposed of in the Ordinary Course of Business since the date thereof), free and clear of all Encumbrances except (i) statutory Encumbrances securing payments not yet due, (ii) such imperfections or irregularities of title or Encumbrances that have arisen in the Ordinary Course of Business that do not (individually or in the aggregate) materially affect the use or value of the properties, assets or rights subject thereto or affected thereby or otherwise materially impair business operations at such properties, assets or rights and (iii) those created pursuant to Telkonet Credit Agreements, and (iv) the Encumbrances disclosed in Section 3.6 of the Telkonet Disclosure Schedule (collectively, such Encumbrances referred to in clauses (i) through (iv) being “Telkonet Permitted Encumbrances”), and (b) are collectively the lessee of all property material to the business of the Telkonet Companies and reflected as leased in the latest audited financial statements included in the Filed Telkonet SEC Reports (or on the books and records of Telkonet as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is, to Telkonet’s Knowledge, valid and in full force and effect without default thereunder by the lessee or the lessor.

3.7               Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to either of the Telkonet Companies are adequate for the uses to which they are being put, are in good repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Telkonet Companies in the manner in which such business is currently being conducted. Except as set forth in Section 3.8 of the Telkonet Disclosure Schedule, neither of the Telkonet Companies own any material real property or any material interest in real property. Section 3.7 of the Telkonet Disclosure Schedule contains an accurate and complete list of all the Telkonet Companies’ real property leases.

3.8               Customers. Section 3.8 of the Telkonet Disclosure Schedule lists, and sets forth the amount of revenues received during the most recent fiscal year and fiscal quarter from, each customer or other Person that accounted for (i) more than $100,000 of the consolidated gross revenues of the Telkonet Companies in the most recently completed fiscal year, or (ii) more than $50,000 of the consolidated gross revenues of the Telkonet Companies, in the most recently completed fiscal quarter. Neither Telkonet Company has received any notice or any other communication (in writing or otherwise), indicating that any customer or other Person identified in Section 3.8 of the Telkonet Disclosure Schedule may cease dealing or reduce its business with either of the Telkonet Companies. To Telkonet’s Knowledge: (i) no customer or Person identified on Section 3.8 of the Telkonet Disclosure Schedule has any material dispute, claim or grievance with either of the Telkonet Companies; and (ii) Telkonet is not in breach of any agreement with such customer or other Person.

3.9               Proprietary Rights.

(a)                Except as set forth in Section 3.9(a) of the Telkonet Disclosure Schedule, with respect to Proprietary Rights owned (“Owned Proprietary Rights”) by the Telkonet Companies, each of the Telkonet Companies has exclusive right, title and interest in and to all Owned Proprietary Rights, free and clear of all Encumbrances (other than Telkonet Permitted Encumbrances), and with respect to Proprietary Rights used by either Telkonet Company, other than Owned Proprietary Rights (including, without limitation, interest acquired through a license or other right to use), each Telkonet Company has a valid right to use and otherwise exploit such Proprietary Rights. All Patents, Registered Trademarks, and Registered Copyrights included in the Telkonet Owned Proprietary Rights (“Telkonet Registered IP”) are valid and enforceable, in full force and effect, and are listed in Section 3.9(a) of the Telkonet Disclosure Schedule. No claims have been or are, to Telkonet’s Knowledge, reasonably expected to be asserted against either Telkonet Company by any Person challenging the use of any Proprietary Right by either Telkonet Company or challenging or questioning the validity or effectiveness of any license or agreement relating to any Proprietary Right used by either Telkonet Company. To Telkonet’s Knowledge, neither Telkonet Company is currently infringing (directly, contributorily, by inducement, or otherwise), misappropriating, or otherwise violating any Proprietary Right of any third Person. No infringement, misappropriation, or similar claim or proceeding is pending or, to Telkonet’s Knowledge, threatened against either Telkonet Company or against any other Person who may be entitled to be indemnified, defended, held harmless, or reimbursed by either Telkonet Company with respect to such claim or proceeding.

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(b)                To Telkonet’s Knowledge, the Telkonet Companies have good and valid title to all of the Telkonet Company Proprietary Rights and all Trade Secrets owned by either Telkonet Company, free and clear of all Encumbrances, except for Telkonet Permitted Encumbrances. To Telkonet’s Knowledge, the Telkonet Companies have a valid right to use, license and otherwise exploit all Proprietary Rights and all Trade Secrets used by either Telkonet Company, other than those owned by the Telkonet Companies (including without limitation interest acquired through a license or other right to use). The Proprietary Rights owned or used by either Telkonet Company, constitute all Proprietary Rights necessary or appropriate to make, use, offer for sale, sell or import the Telkonet Company Product(s).

(c)                Except as set forth in Section 3.9(c) of the Telkonet Disclosure Schedule, neither Telkonet Company has granted any third party any right to manufacture, reproduce, distribute, market or exploit any Telkonet Company Product or any enhancements, modifications, or derivative works based on the Telkonet Company Products or any portion thereof. Section 3.9(c) lists all material agreements, licenses and other arrangements relating to any Telkonet Company Proprietary Rights or any Telkonet Company Product and there are no outstanding obligations other than as disclosed in Section 3.9(c) of the Telkonet Disclosure Schedule to pay any amounts or provide other consideration to any other Person in connection with any Telkonet Company Proprietary Rights.

(d)                Except as set forth in Section 3.9(d) of the Telkonet Disclosure Schedule, neither of the Telkonet Companies has entered into any material agreement to indemnify any other Person against any charge of infringement of any Telkonet Company Proprietary Rights, other than indemnification provisions contained in standard sales agreements to customers or end users arising in the Ordinary Course of Business, the forms of which have been delivered to VDA or its counsel;

(e)                Section 3.9(e) of the Telkonet Disclosure Schedule lists each Telkonet Company Product that contains any software that may be subject to an open source or general public license, such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License. As currently used or currently proposed to be used, none of the Telkonet Company Products listed on Section 3.9(e) of the Telkonet Disclosure Schedule have utilized open source software in a manner which requires or could reasonably be expected to require public disclosure of any Telkonet Company Source Code.

(f)                 Except as set forth in Section 3.9(f) of the Telkonet Disclosure Schedule:

(i)                 neither of the Telkonet Companies jointly owns, licenses or claims any right, title or interest with any other Person of any Telkonet Company Proprietary Rights, nor, to Telkonet’s Knowledge, does any current or former officer, manager, director, shareholder, member, employee, or independent contractor of either of the Telkonet Companies have any right, title or interest in, to or under any Telkonet Company Proprietary Rights in which either of the Telkonet Companies has (or purports to have) any right, title or interest that has not been exclusively assigned, transferred or licensed to the Telkonet Companies;

(ii)               no Person has asserted or, to Telkonet’s Knowledge, threatened a claim, nor are there any facts which could give rise to a claim, which would adversely affect either Telkonet Company’s ownership rights to, or rights under, any Telkonet Company Proprietary Rights, or any agreement, license or other arrangement under which either of the Telkonet Companies claims any right, title or interest under any Telkonet Company Proprietary Rights or restricts in any material respect the use, transfer, delivery or licensing by either Telkonet Company of the Telkonet Company Proprietary Rights or the Telkonet Company Products;

(iii)             neither of the Telkonet Companies is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Telkonet Company Proprietary Rights or any Telkonet Company Product by either of the Telkonet Companies, , or which may affect the validity, use or enforceability of any Telkonet Company Proprietary Rights; and

(iv)              to Telkonet’s Knowledge, no Telkonet Company Proprietary Rights have been infringed or misappropriated by any Person, including, any current or former officer, manager, director, shareholder, member, employee, consultant or independent contractor of either of the Telkonet Companies.

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(g)                Except as set forth in Section 3.9(g) of the Telkonet Disclosure Schedule, each person presently employed by either Telkonet Company (including independent contractors, consultants, part-time employees and contract employees, if any) has executed a confidentiality or non-disclosure agreement and work for hire agreement, substantially in the forms of which have been made available to VDA. Each such agreement is valid, binding and enforceable with respect to the parties thereto.

(h)                Except as set forth in Section 3.9(h) of the Telkonet Disclosure Schedule, no Person has asserted or threatened a claim, nor, to the Knowledge of Telkonet, are there any facts which could reasonably give rise to a claim that any Telkonet Company Product (or any Proprietary Right owned or used by any Telkonet Company and embodied in any Telkonet Company Product) infringes or misappropriates any third-party Proprietary Rights.

(i)                 The Telkonet Companies have taken all commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all Trade Secrets in which either Telkonet Company has any right, title or interest. Without limiting the generality of the foregoing, neither of the Telkonet Companies has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Telkonet Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could be expected to, result in the disclosure or delivery to any Person of any Telkonet Company Source Code.

(j)                 Since January 1, 2019, neither Telkonet Company is or has been a member or promoter of, or a contributor to, any industry standards body or similar organization that requires or obligates either Telkonet Company to grant or offer to any other Person any license or right to any Telkonet Company Proprietary Rights.

3.10           No Undisclosed Material Liabilities. Except as set forth in Section 3.10 of the Telkonet Disclosure Schedule, the Telkonet Companies have no liabilities or obligations of any nature (whether absolute, accrued, contingent, mature or unmatured, determined, determinable, choate, inchoate or otherwise) that would be required to be disclosed according to GAAP, except for (a) liabilities or obligations reflected or reserved against in Telkonet’s consolidated balance sheet included in its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Telkonet Balance Sheet”), (b) current liabilities required to be disclosed according to GAAP incurred in the Ordinary Course of Business since the date of the Telkonet Balance Sheet, (c) incurred in connection with the Contemplated Transactions, or (d) liabilities or obligations that do not exceed $50,000 individually or $100,000 in the aggregate.

3.11           Taxes.

(a)                Section 3.11(a) of the Telkonet Disclosure Schedule contains a true, correct and complete list of all jurisdictions (whether foreign or domestic) in which either of the Telkonet Companies (or any consolidated, combined or unitary group including either Telkonet Company) does business or owns or maintains property or is otherwise required to file Tax Returns. No claim has ever been made by a Governmental Body in a jurisdiction where the Telkonet Companies do not file Tax Returns that either Telkonet Company (or any consolidated, combined or unitary group including either Telkonet Company) is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.

(b)                The Telkonet Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a consolidated, combined or unitary group of corporations, pursuant to applicable Laws. All Tax Returns filed by (or that include on a consolidated, combined or unitary basis) either of the Telkonet Companies were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects true, complete and correct and filed on a timely basis.

(c)                The Telkonet Companies (or any consolidated, combined or unitary group including either Telkonet Company) have, within the time and in the manner prescribed by Law, paid (and until Closing will pay within the time and in the manner prescribed by Law) all Taxes that are due and payable (whether or not shown on any Tax Return), except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Encumbrance resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for payment thereof on Telkonet Financial Statements in accordance with GAAP.

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(d)                Each of the Telkonet Companies has complied (and until the Closing will comply) with all applicable Laws relating to the payment and withholding of Taxes (including, but not limited to, withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code, and similar provisions under any other Laws) and have, within the times and in the manner prescribed by Law, paid all such amounts required to be withheld to the proper Governmental Bodies.

(e)                Except as set forth on Section 3.11(e) of the Telkonet Disclosure Schedule, within the last six (6) years, no Tax Return of either of the Telkonet Companies (and no consolidated, combined, or unitary Tax Return including either Telkonet Company) is or has ever been under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by either of the Telkonet Companies and, Telkonet has no Knowledge of any threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes. Telkonet has properly characterized all independent contractors of either Telkonet Company for income and employment tax purposes.

(f)                 The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Telkonet Companies are adequate (and until Closing will continue to be adequate) to pay all Taxes not yet due and payable (including Taxes which the Telkonet Companies are disputing in good faith) and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Telkonet Companies for federal income tax purposes. There exists no proposed assessment of Taxes against either of the Telkonet Companies.

(g)                No Encumbrance for Taxes exists with respect to any assets or properties of either of the Telkonet Companies, nor will any such Encumbrance exist at Closing, except for statutory liens for Taxes not yet due.

(h)                Section 3.11(h) of the Telkonet Disclosure Schedule lists, and] Telkonet has delivered to VDA copies of, any Tax sharing agreement, Tax allocation agreement, Tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including, but not limited to, any advance pricing agreement, Closing Agreement or other agreement relating to Taxes with any Taxing Authority) to which either of the Telkonet Companies is a party or by which either of the Telkonet Companies is bound. No such agreements shall be modified or terminated prior to the Closing without the consent of VDA.

(i)                 Neither of the Telkonet Companies has requested, either separately or as a member of a consolidated, combined or unitary group of corporations, any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(j)                 Neither of the Telkonet Companies (nor any consolidated, combined or unitary group including either Telkonet Company) has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(k)                No power of attorney currently in force has been granted by either of the Telkonet Companies (or any consolidated, combined or unitary group including either Telkonet Company) concerning any Taxes or Tax Return.

(l)                 Neither of the Telkonet Companies has received or been the subject of a Tax Ruling or a request for a Tax Ruling. Neither of the Telkonet Companies (nor any consolidated, combined or unitary group including either Telkonet Company) has entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date.

(m)              Section 3.11(m) of the Telkonet Disclosure Schedule lists, and Telkonet has made available to VDA complete and accurate copies of, all federal, state and local income Tax Returns and any amendments thereto, filed by or on behalf of, or which include, either of the Telkonet Companies, for all taxable periods beginning after December 31, 2017.

(n)                Neither of the Telkonet Companies is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by either of the Telkonet Companies (or any consolidated, combined or unitary group including either Telkonet Company), and the Internal Revenue Service has not proposed any such change in accounting method.

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(o)                Section 3.11(o) of the Telkonet Disclosure Schedule sets forth, as of the date hereof, the amount of each Telkonet Company’s tax credit carryover, and the nature of those tax credits.

(p)                Neither of the Telkonet Companies has engaged in any transactions with Affiliates which would require the recognition of income by either of the Telkonet Companies with respect to such transaction for any period ending on or after the Closing Date or required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Reports. Each transaction between either Telkonet Company and their respective Affiliates complies with any applicable transfer pricing Laws in all material respects.

(q)                Neither of the Telkonet Companies owns any interest in real estate as a result of which ownership any transaction contemplated by this Agreement would be subject to any realty transfer Tax or similar Tax.

(r)                 Telkonet shall pay all transfer Taxes and other similar Taxes imposed due to the Contemplated Transactions.

(s)                 The disallowance of a deduction under Section 162(m) of the Code (or similar provisions under any other Laws) for employee remuneration will not apply to any amount paid or payable by either of the Telkonet Companies under any Employee Plan, program, arrangement or understanding currently in effect.

(t)                 Neither of the Telkonet Companies is party to any Contract or arrangement that could result (including without limitation after taking into account the transactions contemplated herein (either alone or in conjunction with any other event)) in the imposition of additional taxes to any of its current or former service providers under Section 409A of the Code (or similar provisions under any other Laws).

(u)                Neither of the Telkonet Companies is a party to any Contract or arrangement that could result separately or in the aggregate (including without limitation after taking into account the transactions contemplated herein (either alone or in conjunction with any other event)), in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code (or similar provisions under any other Laws).

(v)                Neither of the Telkonet Companies has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (or similar provisions under any other Laws) (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code or similar provisions under any other Laws) in connection with the transactions contemplated hereby.

(w)              Neither Telkonet nor the Telkonet Subsidiary has participated or cooperated in an international boycott within the meaning of Code Section 999. Telkonet has disclosed on its income and franchise Tax Returns all positions taken therein that could give rise to a “substantial understatement” of income tax within the meaning of Code Section 6662 (or any equivalent state statute). The Telkonet Subsidiary has not recognized a material amount of “Subpart F income” within the meaning of Code Section 952 during a taxable year of the Telkonet Subsidiary that includes but does not end on the Closing Date. Neither Telkonet nor the Telkonet Subsidiary will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date as a result of the installment sale method of accounting, the completed contract method of accounting or any method of reporting revenue from Contracts which are required to be reported on the percentage of completion method as defined in Code Section 460 but that were reported using another method of accounting, or under any other method of accounting.

3.12           Employees and Employee Benefits.

(a)                Except as expressly contemplated hereby, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Telkonet Companies.

(b)                No Consent of any participant in any Telkonet Employee Plan, other than a participant who is also a shareholder of a Telkonet Company in its capacity as such, is required to effect the Contemplated Transactions.

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(c)                For purposes of this Agreement, the following definitions apply: “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412, 430 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign Laws or regulations and “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(d)                Section 3.12(d) of the Telkonet Disclosure Schedule contains a true, correct and complete list of each written or oral Telkonet Employee Plan.

(e)                With respect to each Telkonet Employee Plan, Telkonet has delivered to VDA a true, correct and complete copy, as applicable, of: (i) each writing constituting a part of such Telkonet Employee Plan, including without limitation plan documents, and all amendments thereto; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, and SAS 112 letters, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) any material written Contracts relating to each Telkonet Employee Plan, including administrative service agreements and group insurance Contracts; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered to VDA, there are (i) no amendments to any Telkonet Employee Plan, or (ii) any new Telkonet Employee Plan that have been adopted or approved nor has Telkonet undertaken to make any such amendments or adopt or approve any new Telkonet Employee Plan.

(f)                 Section 3.12(f) of the Telkonet Disclosure Schedule identifies each Telkonet Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Plans”). The Internal Revenue Service has issued a favorable determination letter (or an opinion letter with respect to a volume submitter or prototype plan on which such Plan is relying) with respect to each Qualified Plan that has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Telkonet Employee Plan is intended to meet the requirements of Code Section 501(c)(9).

(g)                All contributions required to be made to any Telkonet Employee Plan by applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Telkonet Employee Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements contained in Telkonet SEC Reports.

(h)                Each Telkonet Employee Plan has been maintained and administered in substantial compliance with its terms and in all material respects with the applicable requirements of ERISA, the Code and any other applicable Laws and is subject to amendment and termination by Telkonet in its sole discretion, subject to applicable Laws. There is not now, nor to Telkonet’s Knowledge, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Telkonet Employee Plan or the imposition of any Encumbrance on the assets of Telkonet under ERISA or the Code. No prohibited transaction has occurred with respect to any Telkonet Employee Plan. Neither of the Telkonet Companies, nor to Telkonet’s Knowledge, any other Person has engaged in any transaction with respect to any Telkonet Employee Plan that could subject either of the Telkonet Companies to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law. No events have occurred with respect to any Telkonet Employee Plan that reasonably may be expected to result in payment or assessment by or against Telkonet of any excise taxes under the Code, including Sections 4971, 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E, 4980G or 5000 or a penalty under ERISA Section 502. Telkonet has never had in effect a Pension Plan.

(i)                 There are no pending or, to the Knowledge of either of the Telkonet Companies, threatened actions, claims, suits, proceedings, investigations or reviews against or of Telkonet Employee Plans or the assets of any of the trusts under any of the foregoing plans or the sponsor, administrator or fiduciary of any of Telkonet Employee Plans (other than routine benefit claims), nor do the Telkonet Companies have any Knowledge of facts that could form the basis for any such actions, claims, suits, proceedings, investigations or reviews that would reasonably be expected to result in a material Liability.

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(j)                 No Telkonet Employee Plan is or has in the past six years been subject to Title IV or Section 302 of ERISA or Section 412, 430, or 4971 of the Code.

(k)                Except as set forth on Section 3.12(k) of Telkonet Disclosure Schedule, no Telkonet Employee Plan is a “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(l)                 There does not now exist, nor to Telkonet’s Knowledge do any circumstances exist that could result in, any Controlled Group Liability that would be a Liability of any Telkonet Company following the Closing. Without limiting the generality of the foregoing, neither any Telkonet Company nor to Telkonet’s Knowledge, any ERISA Affiliate of any Telkonet Company has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

(m)              Except as set forth in Section 3.12(m) of the Telkonet Disclosure Schedule and except as otherwise specifically so contemplated in this Agreement, with respect to each current or former employee or independent contractor of either of the Telkonet Companies, the consummation of the Contemplated Transactions will not (i) entitle any such Person to severance pay, bonus amounts, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such Person, (iii) accelerate the vesting of any compensation or benefits of any such person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement) or (iv) trigger any other material obligation to any such Person. Section 3.12(m) of the Telkonet Disclosure Schedule lists (i) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Telkonet Companies as a result of the Contemplated Transactions and/or any subsequent employment termination (whether by Telkonet or the officer), true and complete copies of which have been made available to VDA prior to the date of this Agreement and (ii) the maximum aggregate amounts so payable to each such individual as a result of the Contemplated Transactions and/or any subsequent employment termination (whether by Telkonet or the officer).

(n)                Neither Telkonet Company has any Liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to either Telkonet Company. With respect to each Telkonet Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) providing life, health or medical benefits, all claims under such Telkonet Employee Plan are insured pursuant to a Contract of insurance whereby the insurance company bears any risk of loss with respect to such claims.

(o)                All stock options or share appreciation rights granted by either of the Telkonet Companies were granted using an exercise price or a base price, as the case may be, of not less than the fair market value of the underlying shares in accordance with applicable guidance under Section 409A of the Code on the date of grant and are not otherwise subject to the requirements of Section 409A of the Code. Neither of the Telkonet Companies is subject to any Contract that would require it to “gross up” or otherwise compensate any current or former employee, officer, director, or other service provider because of the imposition of any income, excise, or other tax on a payment or benefit provided to such Person.

(p)                No Telkonet Employee Plan is subject to Laws other than those of the United States and/or the States thereof.

(q)                The Telkonet Companies have not made any loans or advances in excess of $20,000 to any employee, director, consultant or independent contractor, other than routine travel and expense advances made to employees in the Ordinary Course of Business. Neither of the Telkonet Companies has, since January 1, 2019, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of either Telkonet Company.

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3.13           Compliance with Laws; Governmental Authorizations. The Telkonet Companies are, and at all times since January 1, 2019 have been, in compliance with each Law that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Telkonet Companies. No event has occurred or circumstance exists that (with or without notice or lapse of time or both) (a) may constitute or result in a violation by either of the Telkonet Companies of, or a substantial failure on the part of either of the Telkonet Companies to comply with, any Law, or (b) may give rise to any obligation on the part of either of the Telkonet Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and neither of the Telkonet Companies has received, at any time since January 1, 2019, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (ii) any actual, alleged, possible, or potential obligation on the part of either of the Telkonet Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for such violations or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Telkonet Companies. Section 3.13 of the Telkonet Disclosure Schedule lists, and Telkonet has delivered to VDA copies of, all reports made by any attorney to Telkonet’s chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 CFR Part 205, and all responses thereto.

3.14           Environmental Matters. Except to the extent that such matter has not and would not reasonably be expected to involve potential exposure in excess of $250,000, each of the Telkonet Companies is, and at all times has been, in material compliance with, and has not been and is not in violation of or subject to any material Liability under, any Environmental Law. Neither of the Telkonet Companies has received, any actual or, to Telkonet’s Knowledge threatened Order, notice, or other communication from (a) any Governmental Body, or (b) the current or prior owner or operator of any facilities, of any actual or potential material violation of or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any material Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which either of the Telkonet Companies has or has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either of the Telkonet Companies.

3.15           Legal Proceedings. Except as set forth in Section 3.15 of the Telkonet Disclosure Schedule, there is no pending or, to Telkonet’s Knowledge, threatened Legal Proceeding (a) that has been commenced by or against either of the Telkonet Companies, or any of the assets owned or used by either of the Telkonet Companies, (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, or (c) against any director or officer of either of the Telkonet Companies pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

3.16           Absence of Certain Changes and Events. Except as set forth in Section 3.16 of the Telkonet Disclosure Schedule, and except in connection with the execution of this Agreement and the Contemplated Transactions, since the date of the Telkonet Balance Sheet, the Telkonet Companies have conducted their businesses in the Ordinary Course of Business, and no event has occurred or circumstance exists that may result in an adverse effect in the business, results of operations, financial condition or property of the Telkonet Companies in an amount, individually, in excess of $100,000, including any action or event described in Section 5.2(a), (b), (c), or (e) or any of the following:

(a)                any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of either of the Telkonet Companies (whether or not covered by insurance);

(b)                (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock or membership interests of either Telkonet Company or (ii) any repurchase, redemption or other acquisition by either Telkonet Company of any shares of capital stock, membership interests or other securities;

(c)                any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of either Telkonet Company (except for Telkonet Common Stock issued upon the valid exercise or settlement of outstanding Telkonet Awards, and to effectuate the Closing under this Agreement), (ii) any option, warrant or right to acquire any capital stock or any other security of either Telkonet Company, or (iii) any instrument convertible into or exchangeable for any capital stock or other security of either Telkonet Company;

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(d)                any amendment or waiver of any of the rights of either Telkonet Company under, or acceleration of vesting under, (i) any provision of any awards, option plans or warrants, (ii) any provision of any Contract evidencing any outstanding Telkonet Award, or (iii) any restricted stock purchase agreement;

(e)                any amendment to any Organizational Document of either of the Telkonet Companies, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving either Telkonet Company;

(f)                 any creation of any Subsidiary of a Telkonet Company or acquisition by either Telkonet Company of any equity interest or other interest in any other Person;

(g)                any individual capital expenditure by either Telkonet Company which exceeds $50,000 or $100,000 in the aggregate;

(h)                except in the Ordinary Course of Business, any action by either Telkonet Company to (i) enter into or suffer any of the material assets owned or used by it to become bound by any Telkonet Material Contract, or (ii) amend or terminate, or waive any material right or remedy under any Telkonet Material Contract;

(i)                 any (i) acquisition, lease or license by either Telkonet Company of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by either Telkonet Company of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by either Telkonet Company of any material right, except for rights or other assets acquired, leased, licensed, sold or disposed of in the Ordinary Course of Business;

(j)                 any write-off as uncollectible of, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness of either Telkonet Company in excess of $50,000;

(k)                any pledge of any material assets of or sufferance of any of the material assets of either Telkonet Company to become subject to any Encumbrance, except for Telkonet Permitted Encumbrances;

(l)                 any (i) loan by either Telkonet Company to any Person or (ii) incurrence or guarantee by either Telkonet Company of any indebtedness for borrowed money;

(m)              any (i) adoption, establishment, entry into or amendment by either Telkonet Company of any Telkonet Employee Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of either Telkonet Company, except in the Ordinary Course of Business;

(n)                any change of the methods of accounting or accounting practices of either Telkonet Company in any material respect;

(o)                any material Tax election by, or pertaining to, either Telkonet Company;

(p)                any commencement or settlement of any Legal Proceeding by either Telkonet Company; or

(q)                any agreement or commitment to take any of the actions referred to in clauses (b) through (p) above.

3.17           Contracts; No Defaults.

(a)                Section 3.17(a) of the Telkonet Disclosure Schedule lists, and, except to the extent filed in full without redaction as an exhibit to a Filed Telkonet SEC Report, Telkonet has made available to VDA copies of, each of the following Contracts, instruments or documents (including any amendment to any of the following):

(i)                 described in paragraph (b)(10) of Item 601 of Regulation S-K of the SEC;

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(ii)               with any director, manager, officer or Affiliate of either Telkonet Company;

(iii)             evidencing, governing or relating to material indebtedness for borrowed money;

(iv)              not entered into in the Ordinary Course of Business that involves expenditures or receipts in excess of $100,000 per annum;

(v)                that in any way purports to materially restrict the business activity of either Telkonet Company or any of their Affiliates, or to materially limit the freedom of either Telkonet Company or any of their Affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire, retain or utilize any Person;

(vi)              relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which either of the Telkonet Companies is or may become obligated to make any severance, termination or similar payment to any current or former employee, manager or director in excess of $100,000, or pursuant to which either of the Telkonet Companies is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $100,000 to any current or former employee, manager or director;

(vii)            relating to the acquisition, transfer, development, sharing or licensing of any Proprietary Rights (except for any Contract pursuant to which (A) any Proprietary Right is licensed to either of the Telkonet Companies under any third-party software license generally available to the public, (B) any Proprietary Right is licensed by either of the Telkonet Companies to any Person on a nonexclusive basis); or (C) of the type referred to in Section 3.9(f)) in excess of $100,000 per annum;

(viii)          relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing either of the Telkonet Companies with any right of first refusal or first offer with respect to, or right to repurchase or redeem, any securities, and Contracts evidencing Telkonet Awards or other stock award grants or warrants;

(ix)              incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially similar to the standard forms of services agreements or end user licenses previously made available by Telkonet to VDA;

(x)                relating to any currency hedging or other hedging transactions;

(xi)              except in the Ordinary Course of Business (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between either Telkonet Company and any contractor or subcontractor to any Governmental Body);

(xii)            requiring that either of the Telkonet Companies give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xiii)          other than pursuant to employment agreements, contemplating or involving the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000, or contemplating or involving the performance of services having a value in excess of $100,000;

(xiv)          that would reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of either of the Telkonet Companies or on any of the Contemplated Transactions; and

(xv)            any other Contract, if a breach of such Contract would reasonably be expected to have a Material Adverse Effect with respect to the Telkonet Companies.

(xvi)          Each of the foregoing is a “Telkonet Material Contract.”

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(b)                Except as would not be material to either of the Telkonet Companies, each Telkonet Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

(c)                Except as set forth in Section 3.17(c) of the Telkonet Disclosure Schedule: (i) neither of the Telkonet Companies has violated or breached, or committed any default under, any Telkonet Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to involve, individually, amounts in excess of $100,000 with respect to the Telkonet Companies; and, to Telkonet’s Knowledge, no other Person has violated or breached, or committed any default under, any Telkonet Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to involve amounts, individually, in excess of $100,000 with respect to the Telkonet Companies; (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, except as would not be material to Telkonet (A) result in a violation or breach of any of the provisions of any Telkonet Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Telkonet Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Telkonet Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Telkonet Material Contract, (E) result in the disclosure, release or delivery of any Telkonet Company Source Code, or (F) give any Person the right to cancel, terminate or modify any Telkonet Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Telkonet Companies; and (iii) since the date of the Telkonet Balance Sheet, neither of the Telkonet Companies has received any written communication regarding any actual or possible violation or breach of, or default under, any Telkonet Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have an adverse effect on the Telkonet Companies in an amount, individually, in excess of $100,000.

3.18           Warranty Claims.

(a)                Except as set forth in Section 3.18 of the Telkonet Disclosure Schedule, no customer or other Person has asserted in writing, or, to Telkonet’s Knowledge, threatened (in writing or otherwise) to assert any claim against either of the Telkonet Companies (a) under or based upon any warranty provided by or on behalf of either of the Telkonet Companies, or (b) under or based upon any other warranty relating to any product, system, program, Proprietary Right or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by either of the Telkonet Companies or any services performed by either of the Telkonet Companies, except in each such case for claims that have not had and would not reasonably be expected to have a financial exposure with respect to any of the Telkonet Companies in excess of $100,000 in the aggregate.

3.19           Insurance. The Telkonet Companies are covered by valid and currently effective insurance policies issued in favor of Telkonet that are customary and commercially reasonable for companies of similar size and financial condition operating in the industries in which the Telkonet Companies operate. Except as would be material to Telkonet, all such policies are in full force and effect, all premiums due thereon have been paid and the Telkonet Companies have complied with the provisions of such policies. The Telkonet Companies have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Telkonet Companies under or in connection with any of their extant insurance policies. The Telkonet Companies have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering either of the Telkonet Companies that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by either of the Telkonet Companies, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

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3.20           Labor Matters. Except as disclosed in the Filed Telkonet SEC Reports, (a) neither of the Telkonet Companies has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and there has not been any activity proceeding of any labor organization or employee group to organize any such employees; (b) neither of the Telkonet Companies is the subject of any Legal Proceeding asserting that either of the Telkonet Companies has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving either of the Telkonet Companies pending or, to Telkonet’s Knowledge, threatened; (d) no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to Telkonet’s Knowledge, threatened against either of the Telkonet Companies; (e) no grievance is pending or, to Telkonet’s Knowledge, threatened against either of the Telkonet Companies; and (f) neither of the Telkonet Companies is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices. No labor organization or group of employees of the Telkonet Companies has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to Telkonet’s Knowledge, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To Telkonet’s Knowledge, each of the Telkonet Companies has complied with the Worker Adjustment and Retraining Notification Act and any similar state Law, such as California Labor Code Section 1400, et seq. (collectively, the “WARN Act”) and during the two (2) years preceding and including the Closing Date, neither of the Telkonet Companies has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of either of the Telkonet Companies; (ii) a “mass layoff” (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of the WARN Act. Except as would result in, or be reasonably expected to result in, a Material Adverse Effect, each of the Telkonet Companies has been and is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, including, without limitation, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance, and none of the current or former independent contractors of the Telkonet Companies was improperly classified as a non-employee and no current or former employees classified as “exempt” from overtime requirements were improperly classified as exempt. Neither of the Telkonet Companies engages any individual to perform services pursuant to an employee leasing or similar agreement with any outside agency. Except as set forth on Section 3.20 of the Telkonet Disclosure Schedule, none of the employees of the Telkonet Companies is employed outside of the United States by or on behalf of either of the Telkonet Companies. Section 3.20 of the Telkonet Disclosure Schedule lists each Employment Loss with annual compensation in excess of $50,000, occurring during the 90 days preceding the date of this Agreement (and will be updated by Telkonet to reflect such Employment Losses occurring during the 90 days preceding the Closing Date) and sets forth the name of each Person suffering such an Employment Loss and the location at which he or she worked.

3.21           Privacy and Data Security.

(a)                Except as would not be material to either of the Telkonet Companies, and as set forth on Section 3.21(a) of the Telkonet Disclosure Schedule, the Telkonet Companies’ Processing of Protected Information has complied, in all material respects, at all times in the two (2) years prior to the date hereof, and complies with (i) each Contract to which either Telkonet Company is a party, (ii) applicable Information Privacy and Security Laws, and (iii) the Privacy Policies. The Telkonet Companies have all authorizations, rights, Consents, data processing agreements, and data transfer agreements that are required under any Information Privacy or Security Law to Process Protected Information collected by or on behalf of the Telkonet Companies from individuals, which is in the Telkonet Companies’ possession or under their control in connection with the operation of their respective businesses.

(b)                The Telkonet Companies use reasonable efforts to monitor and protect the confidentiality, integrity and security of their Protected Information and their IT Systems against any Information Security Incident, and the Telkonet Companies have never experienced any Information Security Incident. Each of the Telkonet Companies has implemented and maintains an information security program that: (i) materially complies with all Information Privacy and Security Laws; (ii) identifies material internal and external risks to the security of any proprietary or confidential information in its possession, including Protected Information; (iii) monitors and protects Protected Information and all Telkonet Company IT Systems against any Information Security Incident and in conformance with Information Privacy and Security Laws; (iv) implements, monitors, and maintains commercially reasonable, administrative, organizational, technical, and physical safeguards to control the risks described above in (ii) and (iii); (v) is described in written data security policies and procedures; (vi) assesses the Telkonet Companies’ data security practices, programs and risks; and (vii) maintains incident response and notification procedures in compliance with applicable Information Privacy and Security Laws. The Telkonet Companies take reasonable steps to provide that any Protected Information collected or handled by authorized third parties acting on behalf of the Telkonet Companies provide similar safeguards, in each case, in compliance with applicable Information Privacy and Security Laws.

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(c)                To Telkonet’s Knowledge, there has been no data security breach of any Telkonet Company’s IT Systems, or material loss, or unauthorized acquisition, access, use, or disclosure with respect to the Processing of any Protected Information owned, transmitted, received, controlled, secured, or otherwise Processed by or on behalf of either Telkonet Company at any time.

(d)                The Telkonet Companies shall continue to have at least the same rights to Process Protected Information after Closing as they had before Closing.

3.22           Interests of Officers, Directors, and Managers. None of the officers, directors or managers of either of the Telkonet Companies or any of their respective Affiliates (other than the Telkonet Companies), or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer, director or manager, has any, direct or indirect, interest in any material property, real or personal, tangible or intangible, used in or pertaining to the business of the Telkonet Companies, or in any supplier, distributor or customer of the Telkonet Companies, or any other relationship, Contract, or arrangement with the Telkonet Companies, except as disclosed in the Filed Telkonet SEC Reports and except for rights as a shareholder and rights under Telkonet Employee Plans and any Telkonet Awards. Each officer, director or manager and, to Telkonet's Knowledge, shareholder beneficially owning (as such term is used in Section 13(d) of the Exchange Act) 5% or more of the issued and outstanding shares of Telkonet’s Common Stock is set forth in Section 3.22 of the Telkonet Disclosure Schedule.

3.23           Anti-Takeover Law. The respective boards of directors of the Telkonet Companies have taken all action necessary or required to (a) render inapplicable to this Agreement, the Voting Agreements and the consummation of the Contemplated Transactions the restrictions contained in (i) any state takeover Law that may purport to be applicable to this Agreement and the consummation of the Contemplated Transactions, including, but not limited to, the Utah Control Shares Acquisition Act (Utah Code Title 61, Chapter 6) (UCSAA), and Section 16-10a-18 of the URBCA, (ii) any takeover provision in either Telkonet Company’s Organizational Documents, and (iii) any takeover provision in any Telkonet Material Contract (b) approve the Voting Agreements under Section 16-10a-731 of the URBCA prior to execution.

3.24           Opinion of Financial Advisor. The Telkonet Board has received the opinion of Houlihan Capital LLC (the “Telkonet Financial Advisor”) dated July 23, 2021, to the effect that, as of such date, the consideration to be received by VDA in the Contemplated Transactions, including the Telkonet Shares and Warrant to be issued in favor of VDA in the Contemplated Transactions, are fair to Telkonet’s shareholders from a financial point of view. A copy of that opinion will be delivered to VDA promptly after the execution of this Agreement. Telkonet has been authorized by the Telkonet Financial Advisor to permit the inclusion of such opinion in its entirety and a discussion of Telkonet Financial Advisor’s analysis in preparing such opinion in the Proxy Statement.

3.25           Brokers; Fees and Expenses. No broker, finder, investment banker or other Person (other than the Telkonet Financial Advisor) is entitled to any brokerage, finder’s other similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Telkonet Company. Telkonet has heretofore made available to VDA copies of all Contracts between Telkonet and Telkonet Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Contemplated Transactions. The fees and expenses of any broker, finder, or investment banker retained by Telkonet in connection with the Contemplated Transactions incurred or to be incurred by Telkonet in connection with the Contemplated Transactions will not be inconsistent with the fees and expenses set forth in Section 3.25 of the Telkonet Disclosure Schedule.

3.26           Disclosure.

(a)                No representation or warranty of Telkonet in this Agreement or the Telkonet Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading.

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(b)                None of the information supplied or to be supplied by or on behalf of Telkonet for inclusion in the Proxy Statement will, on the date of mailing to Telkonet’s shareholders or at the time of Telkonet Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to Telkonet, the Telkonet Subsidiary or any of their respective Affiliates, officers or directors should be discovered by Telkonet which is required to be set forth in a supplement to the Proxy Statement, Telkonet shall promptly inform VDA in writing. Notwithstanding the foregoing, Telkonet makes no representation or warranty with respect to any information supplied in writing by VDA expressly for the purpose of inclusion or incorporation by reference in the Proxy Statement.

3.27           No Discussions. As of the date of this Agreement, neither of the Telkonet Companies, their respective boards of directors or any of its or their respective Affiliates or Representatives, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal. Neither of the Telkonet Companies has terminated or waived any rights under any confidentiality, “standstill” non-solicitation or similar agreement with any third party to which either of the Telkonet Companies is or was a party or under which either of the Telkonet Companies has or had any rights.

3.28           Pandemic Compliance.

(a)                Telkonet (i) was an “eligible recipient” under the CARES Act, as such was in effect as of the date of Telkonet’s application for the PPP Loans, (ii) provided true, accurate, and, to Telkonet’s Knowledge, complete, information on the certifications, applications or other attestations under the PPP Loans as required by the CARES Act as was in effect on the date of such certifications, applications or other attestations, and (iii) used all proceeds of the PPP Loans in accordance with and pursuant to the CARES Act as was in effect on the applicable dates and, to Telkonet’s Knowledge, was and remains in material compliance with the terms, conditions and limitations set forth in each of the respective PPP Loans, as applicable, and under the CARES Act. To Telkonet’s Knowledge, Telkonet reasonably believes is eligible for loan forgiveness in connection with the PPP Loan evidenced by that certain Note, dated April 26, 2021 by and between Telkonet and the PPP Lender.

(b)                Except as disclosed in the Telkonet Financial Statements, Telkonet has not deferred Taxes pursuant to the CARES Act or any other corresponding or similar provision of any applicable Law enacted in connection with COVID-19. The Telkonet Companies are entitled to and have properly claimed (or will be eligible to claim) any Tax credits to which it is entitled related to COVID-19.

3.29           CFIUS. Telkonet represents and warrants, after consultation with counsel, that (a) following Telkonet’s submission of self-classification reports or Commodity Classification (“CCATS”) requests to the U.S. Commerce Department – Bureau of Industry and Security (“BIS”) in order to confirm Export Control Classification Numbers (“ECCNs”) for certain Telkonet Company Products pursuant to Section 740.17(b) of Part 740 (15 CFR 740.17(b)) (“License Exception ENC”), it does not believe it would be required to submit a declaration to the Committee for Foreign Investment in the United States (“CFIUS”) in connection with the Agreement pursuant to Section 800.401 of Part 800 (31 CFR 800), under the regulations adopted under the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA Regulations”) and (b) neither of the Telkonet Companies owns, leases or has an interest in “Covered Real Estate” as described in Section 802.211 (31 FCR part 802) of the FIRRMA Regulations.

3.30           Anti-Corruption Compliance.

(a)                During the five (5) years prior to the date of this Agreement, none of the Telkonet nor any of its Subsidiaries nor any of their respective officers, directors, or, to Telkonet’s Knowledge, employees, agents or third party representatives, or any other person, in each case, acting on behalf of Telkonet or any of its Subsidiaries has: (i) made, agreed to make, promised, offered or authorized the making of any contribution, payment, gift, entertainment, money or thing of value (including a facilitation payment) to a Government Official, or any other person, in violation of any applicable Anti-Corruption Laws; or (ii) accepted, received, agreed to accept or authorized the acceptance of any contribution, payment, gift, entertainment, money, anything of value, or other advantage in violation of any applicable Anti-Corruption Laws.

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(b)                To Telkonet’s Knowledge, none of Telkonet, nor any of its Subsidiaries or any of their respective officers, directors, or, to Telkonet’s Knowledge, employees, agents or third party representatives, or any other person, in each case, acting on behalf of Telkonet or any of its Subsidiaries, is or has been the subject of any internal or external allegation, investigation, inquiry or enforcement proceedings by any Governmental Body, bank or customer regarding any offence or alleged offence under applicable Anti-Corruption Laws, no such investigation, inquiry or proceedings is pending or threatened, and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(c)                Telkonet and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws and have maintained complete and accurate books and records, including records of payments to any third parties (including their Representatives and distributors) and Government Officials.

(d)                Telkonet and its Subsidiaries have at all times: (i) kept and maintained reasonably detailed, accurate and complete books, records and financial accounts that fairly reflect the transactions and dispositions of the assets of Telkonet or any of its Subsidiaries and provide assurance that transactions are executed and access to assets is permitted only in accordance with management’s general or specific authorization; and (ii) devised, monitored and maintained a system of internal accounting controls sufficient to ensure compliance with all applicable laws and enforcement guidance, including those applicable to a company with securities listed on a U.S. stock exchange.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF VDA

VDA represents and warrants to Telkonet as follows:

4.1               Organization and Valid Existence. VDA is a company duly organized and validly existing under the Laws of the Republic of Italy.

4.2               Authority; No Conflict.

(a)                VDA has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by VDA and the consummation by VDA of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of VDA are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by VDA, and assuming the due authorization, execution and delivery of this Agreement by Telkonet, constitutes the legal, valid and binding obligation of VDA, enforceable against VDA in accordance with its terms.

(b)                Except for violations and defaults that would not materially and adversely affect VDA’s ability to consummate any of the Contemplated Transactions and as set forth in Section 4.2(b) of the VDA Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of VDA’s Organizational Documents, or (B) any resolution adopted by the board of directors or the shareholders of VDA; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which VDA, or any of the assets owned or used by VDA may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by VDA, or that otherwise relates to the business of, or any of the assets owned or used by, VDA; (iv) require a Consent from any Person; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by VDA, except, in the case of clauses (ii), (iii), (iv) and (v), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Contemplated Transactions in any material respect, or otherwise prevent VDA from performing its obligations under this Agreement in any material respect, and would not reasonably be expected to, individually or in the aggregate, adversely affect VDA, taken as a whole, in any material respect.

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(c)                The execution and delivery of this Agreement by VDA does not, and the performance of this Agreement and the consummation of the Contemplated Transactions by VDA will not, require any Consent of, or filing with or notification to any Governmental Body and where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Contemplated Transactions in any material respect, or otherwise prevent VDA from performing its obligations under this Agreement.

4.3               Securities Law Representations.

(a)                VDA understands that the Telkonet Shares, Warrant and Warrant Shares to be issued to it hereunder will not be registered pursuant to the Securities Act or any applicable Blue Sky Laws, that the Telkonet Shares, Warrant and Warrant Shares will be characterized as “restricted securities” under the U.S. securities laws and that under such laws and applicable regulations, the Telkonet Shares, Warrant and Warrant Shares cannot be sold or otherwise disposed of without registration under the Securities Act, applicable Blue Sky Laws or exemptions therefrom. In this regard, VDA is familiar with Regulation S and Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. VDA represents to Telkonet that it is an “accredited investor,” as such term is defined in the Securities Act and applicable regulations promulgated thereunder. VDA is able to bear the economic risk of acquiring the Telkonet Shares, Warrant and Warrant Shares pursuant to the terms of this Agreement, including a complete loss of its investment in such Telkonet Shares and Warrant Shares.

4.4               Advisors; Fees and Expenses. Except as set forth on Section 4.4 of the VDA Disclosure Schedule, no advisor, or other Person is entitled to any advisory fee in connection with the Contemplated Transactions based upon arrangements made by or on behalf of VDA.

4.5               Solvency. Immediately after giving effect to any of the Contemplated Transactions, VDA shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own assets that have a fair saleable value greater than the amounts required to pay its debt (including a reasonable estimate of the amount of all contingent, subordinated, unmatured and unliquidated liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with any of the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of VDA or any of the Telkonet Companies. In connection with any of the Contemplated Transactions, VDA has not incurred and does not plan to incur debts beyond its ability to pay.

4.6               Disclosure.

(a)                No representation or warranty of VDA in this Agreement or the VDA Disclosure Schedule contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading.

(b)                None of the information supplied or to be supplied by or on behalf of VDA or its controlling Persons for inclusion in the Proxy Statement will, on the date of mailing to Telkonet’s shareholders or at the time of the Telkonet Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to VDA or any of their respective Affiliates, officers or directors should be discovered by VDA which is required to be set forth in a supplement to the Proxy Statement, VDA shall promptly inform Telkonet. Notwithstanding the foregoing, VDA makes no representation or warranty with respect to any information included in the Proxy Statement, except for such information supplied in writing by VDA expressly for the purpose of inclusion or incorporation by reference.

SECTION 5
COVENANTS

5.1               Access and Investigation.

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(a)                During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), subject to (i) applicable Antitrust Laws relating to the exchange of information, (ii) applicable Laws protecting the privacy of employees and personnel files, (iii) applicable undertakings given by Telkonet to others prior to the date hereof requiring confidential treatment of documents, and (iv) appropriate limitations on the disclosure of other information to maintain attorney-client privilege, Telkonet shall, and shall cause the Telkonet Subsidiary’s Representatives to, (A) provide VDA and its Representatives with reasonable access to its Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents, and with such additional financial, operating and other data and information regarding the Telkonet Companies as VDA may request, (B) cause its officers to confer with VDA concerning the status of its business as VDA may reasonably request and (C) provide VDA and its Representative with reasonable access, upon reasonable notice, to its significant clients and vendors. Without limiting the generality of the foregoing, during the Pre-Closing Period, subject to applicable Law and the terms and reasonable confidentiality commitments, Telkonet shall promptly provide VDA with, or afford VDA the right to make, copies of (i) all material operating and financial reports prepared by it and the Telkonet Subsidiary for its senior management, including copies of the unaudited monthly consolidated financial statements; (ii) any written materials or communications sent by or on behalf of it to its shareholders; (iii) any notice, report or other document filed with or sent to any Governmental Body in connection with the Contemplated Transactions; and (iv) any material notice of alleged violations or legal non-compliance received by any Telkonet Company from any Governmental Body.

(b)                The Parties agree that all information so received from the other shall be deemed received pursuant to the Confidentiality Agreement.

5.2               Pre-Closing Operations; Notification Obligations.

(a)                During the Pre-Closing Period, except as contemplated by this Agreement, Telkonet shall:

(i)                 cause it and the Telkonet Subsidiary (A) to conduct in all material respects, its business and operations in the Ordinary Course of Business; and (B) to comply in all material respects with all applicable Laws and all Telkonet Material Contracts (which for the purpose of this Section 5.2 shall include any Contract that would be a Telkonet Material Contracts if existing on the date of this Agreement);

(ii)               use commercially reasonable efforts so that each Telkonet Company preserves intact its current business organization, keeps available the services of its current officers and key employees; and

(iii)             use commercially reasonable efforts to keep in full force all insurance policies referred to in this Agreement.

(b)                During the Pre-Closing Period, except as contemplated by this Agreement or pursuant to the terms of Telkonet’s or the Telkonet Subsidiary’s Contracts with their respective clients entered into in the Ordinary Course of Business, or as otherwise subsequently approved in writing by such clients (and except with the prior written consent of VDA), Telkonet shall not, and Telkonet shall not permit the Telkonet Subsidiary, to:

(i)                 (a) except as required by any Organizational Document, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly-owned Subsidiary to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any such Person or any options, warrants, calls or rights to acquire any such shares or other securities (including any stock options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock), or (D) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of such Person;

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(ii)               issue, deliver, or sell, any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights, other than (i) the issuance of shares of Telkonet Common Stock upon the exercise or satisfaction of Telkonet Awards in accordance with their present terms and shares reserved for issuance noted in Section 3.3(a) and (ii) issuance of shares of Telkonet Common Stock upon conversion of Telkonet Preferred Stock;

(iii)             amend or authorize the amendment of its Articles of Incorporation or bylaws (or similar Organizational Documents) or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

(iv)              acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof;

(v)                acquire any material assets or a license therefore other than in the Ordinary Course of Business or incur any capital expenditures, or any obligations or liabilities in connection therewith, except pursuant to existing Contracts or Contracts entered into the Ordinary Course of Business with clients of such Person, or that, in the aggregate, would not exceed $50,000 during any fiscal quarter (for the avoidance of doubt, the purchase of inventory in the Ordinary Course of Business shall not be subject to Section 5.2(b));

(vi)              enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or change, or terminate any lease or sublease of real property;

(vii)            sell, grant a license in, mortgage, pledge or otherwise dispose of any of its material properties or assets other than the sale of inventory and the granting of licenses in the Ordinary Course of Business;

(viii)          other than pursuant to the applicable Telkonet Credit Agreements or in the event Telkonet has not incurred enough qualified expenses to be eligible for full forgiveness of the PPP Loan2, repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any such Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(ix)              make any loans, advances or capital contributions to, or investments in, any other Person, other than itself or the Telkonet Subsidiary, and except for customary travel and other advances to employees and Representatives in the Ordinary Course of Business;

(x)                pay, discharge, settle or satisfy any claims in excess of $100,000.00 (including claims of shareholders and any shareholder litigation relating to this Agreement, the Contemplated Transactions or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of accounts payable generated in the Ordinary Course of Business as required by their terms, (b) waive, release, grant or transfer any right of material value under a Telkonet Material Contract other than in the Ordinary Course of Business; or (c) commence any Legal Proceeding with an amount in dispute in excess of $100,000;

(xi)              enter into any Telkonet Material Contract (a) except in the Ordinary Course of Business, or related to Telkonet Expenses not in excess of the amounts specified in Section 6.2(d) or related to audit and attestation services, if requiring payment in excess of One Hundred Thousand Dollars ($100,000.00), (b) if consummation of the Contemplated Transactions or compliance by such Person with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the material properties or assets of Telkonet or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Telkonet Material Contract; (c) containing any restriction on the ability of any such Person to assign all or any portion of its rights, interests or obligations thereunder;

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(xii)            except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of any such Person;

(xiii)          (i) materially increase the compensation or benefits of, or pay any bonus to, any employee, officer, director, manager or independent contractor of any such Person, except for increases in the Ordinary Course of Business, or (ii) hire any new employee with compensation and benefits in excess of $100,000 annually other than in the Ordinary Course of Business;

(xiv)          except as required to comply with applicable Law, any Contract or Employee Plan in effect on the date of this Agreement, or as contemplated by this Agreement, or except as provided in (xiii), (A) pay to any employee, officer, director, manager or independent contractor of any such Person any benefit not provided for under any Contract or Employee Plan in effect on the date of this Agreement, (B) increase any awards under any Employee Plan, (C) take any action to increase the payment of compensation or benefits under any Contract or Employee Plan; (E) adopt, enter into or amend any Employee Plan other than offer letters entered into with new employees in the Ordinary Course of Business that provide, except as required by applicable Law, for “at will employment” with no severance benefits or (F) make any material determination under any Employee Plan that is not in the Ordinary Course of Business;

(xv)            (A) fail to accrue a material reserve in its books and records and financial statements in accordance with past practice for Taxes payable by, or with respect to, any such Person, (B) settle or compromise any Legal Proceeding relating to any material Tax or (C) make or revoke any material Tax election;

(xvi)          except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in any material financial or Tax accounting methods, principles or practices;

(xvii)        authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(c)                Telkonet and the Telkonet Subsidiary shall prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date on the same basis and consistent with past practices employed on the Tax Returns referred to in this Agreement and shall pay and discharge all Taxes before the same shall become delinquent, except to the extent (a) the same are being contested in good faith and by appropriate proceedings diligently pursued and in such manner as not to cause any Material Adverse Effect upon the condition (financial or otherwise) or operations of Telkonet and the Telkonet Subsidiary, and (b) reserves have been set aside on its books in an amount of the demanded principal imposition and penalties and interest.

(d)                During the Pre-Closing Period, Telkonet shall give VDA and its Representatives reasonable access to all properties, books, records and Tax Returns of it or its Subsidiaries and shall give VDA reasonable notice of any pending or threatened Tax audit, assessment or adjustment.

(e)                During the Pre-Closing Period, Telkonet will not adopt any new management, incentive, retention or severance agreements or arrangements.

(f)                 During the Pre-Closing Period, each Party shall, promptly as reasonably possible, following its Knowledge thereof, but in any event within 72 hours of the occurrence, notify the other Party in writing of:

(i)                 any notice or other communication from any Person alleging that the Consent of such Person is required in connection with the Contemplated Transactions;

(ii)                any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions; or

(iii)                any actions, suits, claims, investigations or proceedings commenced or threatened against, or involving Telkonet, the Telkonet Subsidiary or VDA, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Contemplated Transactions.

(iv)                 No notification given to a Party pursuant to this Section 5.2(e) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of it contained in this Agreement.

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(g)                From time to time from the date of this Agreement up to an including the Closing Date, Telkonet shall promptly supplement or amend any schedules in the Telkonet Disclosure Schedule with respect to any matter hereafter arising, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule. No supplement or amendment of a Telkonet Disclosure Schedule to this Agreement made pursuant to this clause shall be deemed to constitute a cure of any breach of any representation or warranty made by such Party pursuant to this Agreement or constitute a waiver of or consent to any such breach by VDA.

5.3               No Solicitation of Acquisition Proposals.

(a)                From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7.1, except as otherwise provided in this Section 5.3, neither Telkonet Company shall, directly or indirectly, nor shall either Telkonet Company direct their respective Representatives to (i) solicit, initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any nonpublic information regarding either of the Telkonet Companies to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest with respect to a potential Acquisition Proposal, (iii) engage in negotiations with any Person with respect to any Acquisition Proposal, or (iv) enter into any Acquisition Agreement; provided, however, that prior to the Required Telkonet Shareholder Vote, this Section 5.3(a) shall not prohibit Telkonet from furnishing nonpublic information regarding the Telkonet Companies to, or entering into discussions with, any Person (including such Person’s Representatives and financing sources), or entering into an Acceptable Confidentiality Agreement with any Person, in response to a Superior Proposal or an Acquisition Proposal that the Telkonet Board reasonably believes is likely to result in a Superior Proposal if (1) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 5.3, (2) the Telkonet Board concludes in good faith, after consultation with its outside legal counsel, that such action is required for the Telkonet Board to comply with its fiduciary obligations to Telkonet’s shareholders under applicable Law, (3) at least 48 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Telkonet gives VDA written notice of the identity of such Person, the material terms thereof and any term sheet, letter of intent or similar document and draft Acquisition Agreement or financing documents related thereto and Telkonet’s intention to furnish nonpublic information to, or enter into discussions with, such Person (subject, in each case, to the terms of any Acceptable Confidentiality Agreement), and Telkonet receives from such Person an executed Acceptable Confidentiality Agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Telkonet, and (4) at least 48 hours prior to furnishing any such nonpublic information to such Person, Telkonet furnishes such nonpublic information to VDA (to the extent such nonpublic information has not been previously furnished or made available by Telkonet to VDA). For the avoidance of doubt, it shall not be a violation of this Section 5.3(a) if the Telkonet Companies and/or their Representatives contact a third Person making any Acquisition Proposal which has been made without a violation of this Section 5.3 solely to clarify the terms and conditions of such Acquisition Proposal and to determine whether it constitutes or could reasonably be expected to lead to a Superior Proposal.

(b)                From and after the date of this Agreement, Telkonet shall promptly (and in no event later than three (3) Business Days after receipt of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal) advise VDA orally and in writing of any Acquisition Proposal or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, or indication of interest, and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period, and shall provide VDA with any relevant documentation related thereto (within three (3) Business Days of receipt by the Telkonet Board), including but not limited to, proposed merger or other Acquisition Agreements, financing document, letters, or commitments, subject, in each case, to the terms of any Acceptable Confidentiality Agreement permitted under Section 5.3(a). Telkonet shall keep VDA reasonably informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any modification or proposed modification thereto.

(c)                Telkonet agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which either of the Telkonet Companies is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of VDA; provided that notwithstanding the foregoing, Telkonet shall be permitted to waive, amend, release or fail to enforce any provision of any confidentiality, “standstill” or similar obligation of any Person if the Telkonet Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under any applicable Law. Telkonet also will promptly request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return or destroy all confidential information heretofore furnished to such Person by or on behalf of either of the Telkonet Companies.

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(d)                Except as expressly provided by Section 5.3(e), neither the Telkonet Board nor any committee thereof shall: (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to VDA, the Board Recommendation, (B) adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (C) after the public announcement of the submission of an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within seven Business Days after VDA so requests in writing (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Acquisition Proposal on a Schedule TO or (E) fail to include the Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); or (ii) cause or permit Telkonet or the Telkonet Subsidiary to enter into any Acquisition Agreement.

(e)                Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Required Telkonet Shareholder Vote, Telkonet may effect a Recommendation Change if the Telkonet Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and determines in good faith (after consultation with its independent financial advisors and legal counsel) that such action is required for the Telkonet Board to comply with its fiduciary obligations to Telkonet shareholders under applicable Law; provided, that (A) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 5.3 (B) Telkonet shall have given VDA at least two Business Days’ prior written notice of its intention to take such action, and if applicable, intends to cause Telkonet or any of its Subsidiaries to enter into such Acquisition Agreement (which notice shall specify the material terms and conditions of any such Superior Proposal and the identity of the party making such Superior Proposal) and, no later than the time of such notice, provided VDA a copy of the relevant proposed transaction agreement and other material documents (including but not limited to any financing documents) with the party making such Superior Proposal, subject, in each case, to the terms of an Acceptable Confidentiality Agreement, (C) if requested by VDA, Telkonet shall have negotiated in good faith with VDA during such two Business Day notice period to enable VDA to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (D) the Telkonet Board shall have considered in good faith (after consultation with independent financial advisors and outside legal counsel), any changes to this Agreement proposed by VDA and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (E) in the event of any change to the financial terms of such Superior Proposal, Telkonet shall, in each case, have delivered to VDA an additional notice and copies of the relevant proposed transaction agreement and other material documents and the two Business Day notice period shall have recommenced, subject, in each case, to the terms of an Acceptable Confidentiality Agreement.

(f)                 Nothing contained in this Section 5.3 shall be deemed to prohibit Telkonet or the Telkonet Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however, that in no event shall Telkonet or the Telkonet Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.3(e) (it being understood that a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed a modification of the Telkonet Board’s approval of the Contemplated Transactions and this Agreement or the Board’s recommendation that the shareholders approve the Amendment and the Securities Issuances), or (iii) making any other required disclosure to the Telkonet shareholders if the Telkonet Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with any applicable securities Laws, it being understood that nothing in the foregoing will be deemed to permit Telkonet or the Telkonet Board to effect a Recommendation Change other than in accordance with Section 5.3(e).

(g)                Nothing in this Agreement shall prohibit or restrict the Telkonet Board, in circumstances not involving or relating to an Acquisition Proposal (which for the avoidance of doubt is addressed in Sections 5.3(a)-(f)), from effecting a Recommendation Change in response to an Intervening Event, if, and only if, (i) the Telkonet Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to make a Recommendation Change would reasonably be likely to be inconsistent with its fiduciary duties as directors under applicable Law, (ii) Telkonet has notified VDA in writing, at least two business days in advance of such Recommendation Change, that it is considering taking such action and specifying in reasonable detail the reasons therefore, and (iii) during such two business day period, Telkonet has considered, and at the reasonable request of VDA, engaged in good faith discussions with VDA regarding, any adjustments proposed in writing by VDA to the terms and conditions of this Agreement, should VDA propose any such adjustments, and the Telkonet Board (or a committee thereof), after consultation with its outside legal counsel, shall have determined in good faith that such proposed changes do not obviate the need for the Telkonet Board to effect a Recommendation Change and that the failure to make a Recommendation Change would be inconsistent with its fiduciary duties as directors under applicable Law. For avoidance of doubt, a Recommendation Change due to an Intervening Event shall be deemed a Telkonet Triggering Event and shall entitle VDA to terminate this Agreement under Section 7.1(e)(ii), which will also require payment of the Telkonet Termination Fee as set forth in Section 7.3(b).

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5.4               Telkonet Shareholder Approval and Proxy Statement.

(a)                Telkonet shall, as promptly as reasonably practicable after the date hereof, prepare and file with the SEC a proxy statement in preliminary form relating to the Telkonet Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Telkonet will use commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to Telkonet’s shareholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (and Telkonet shall respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement). No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by Telkonet, without providing VDA a reasonable opportunity to review and comment thereon. Telkonet will advise VDA, promptly as reasonably practicable after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Telkonet or VDA, or any of their respective Affiliates, officers or directors, should be discovered by Telkonet or VDA which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly as reasonably practicable notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Laws, disseminated to Telkonet’s shareholders.

(b)                Telkonet shall establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of Telkonet Common Stock and Telkonet Preferred Stock for the purpose of considering the approval and adoption of the proposed Amendment and the Securities Issuances (the “Telkonet Shareholders Meeting”), and a proposal to adjourn the Telkonet Shareholders Meeting if there are not sufficient votes at the time of the Telkonet Shareholders Meeting to obtain the Required Telkonet Shareholder Vote. The Telkonet Shareholders Meeting shall be held within forty five (45) calendar days of the date of mailing the definitive Proxy Statement; provided, however, for the avoidance of doubt, that Telkonet, at the request of VDA, shall postpone or adjourn the Telkonet Shareholders Meeting (i) for the absence of a quorum, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure prior to the Telkonet Shareholders Meeting, or (iii) if required by Law. Subject to Section 5.3, the Telkonet Board shall include the Board Recommendation in the Proxy Statement. Unless the Telkonet Board shall have made a Recommendation Change in compliance with Section 5.3, Telkonet shall use commercially reasonable efforts to take all actions necessary or advisable to secure the vote or consent of shareholders required by the URBCA to effect the Contemplated Transactions.

5.5               Regulatory Approvals.

(a)                VDA and Telkonet, as applicable, shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the Contemplated Transactions. Without limiting the generality of the foregoing, VDA and Telkonet (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Contemplated Transactions, including, without limitation, any filings or notices required to be made pursuant to Section 6.2(h), and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Law or Telkonet Material Contract or otherwise) by such party in connection with the Contemplated Transactions and (iii) shall use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction or other legal bar to the Contemplated Transactions. Each Party shall promptly deliver to the other Parties a copy of each such filing made, each such notice given and each such Consent obtained by such Party during the Pre-Closing Period.

(b)                Notwithstanding anything to the contrary contained in this Agreement, neither VDA nor Telkonet shall have any obligation under this Agreement: (i) to dispose, transfer or hold separate, or cause any of its Subsidiaries to dispose, transfer or hold separate any assets or operations, or to commit to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to discontinue offering any product or service; or (iii) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

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5.6               Control of Other Party’s Business. Nothing contained in this Agreement shall give VDA, directly or indirectly, the right to control or direct the operations of either Telkonet Company prior to the consummation of the Contemplated Transactions. Prior to the consummation of the Contemplated Transactions, Telkonet shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations and those of the Telkonet Subsidiary. For the avoidance of doubt, nothing contained in this Agreement shall give Telkonet, directly or indirectly, the right to control or direct the operations of VDA or its Affiliates prior to or after the consummation of the Contemplated Transactions.

5.7               Disclosure.

(a)                VDA and Telkonet will provide each other a reasonable opportunity to review and make reasonable comment upon, any press release or other public statement with respect to this Agreement and the Contemplated Transactions and, except as may be required by applicable Law or any listing agreement with, or regulation of, any securities exchange or market on which the Telkonet Common Stock is listed, will not issue any such press release or make any such public statement prior to receiving the other Party’s consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that each of VDA and Telkonet may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made by VDA and Telkonet in compliance with securities Laws and this Section 5.7.

(b)                Before any written communications related to the Contemplated Transactions of any Party hereto or any of their respective “participants” (as defined in Rule 165 of the Securities Act) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other third-party or otherwise made accessible on the website of such party or any such participant, as applicable (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) used by any executive officer, key employee or advisor of such party or any such participant, as applicable, as a script in discussions or meetings with any such third parties, VDA or Telkonet, as the case may be, shall (or shall cause any such participant to) cooperate in good faith with respect to any such written communications related to the Contemplated Transactions. Each Party shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by the other such Party or Parties and their counsel on any such written communications related to the Contemplated Transactions, including determining whether any filings with the SEC of such written communications are required. For purposes of the foregoing, written communications related to the Contemplated Transactions shall include, with respect to any Person, any document or other written communication prepared by or on behalf of that Person, or any document or other material or information posted or made accessible on the website of that Person (whether in written, video or oral form via webcast, hyperlink or otherwise).

5.8               Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition” “business combination’ or other form of antitakeover statute or regulation or any similar provision of the Organizational Documents shall be or become applicable to the Contemplated Transactions, the Telkonet Board shall grant such approvals and take such actions as are necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and otherwise act to eliminate or minimize the effects of such statute, regulation or provision on the transactions described herein.

5.9               Subsidiaries’ Compliance. Each Party shall cause its Subsidiaries to comply with all of such Party’s obligations under this Agreement and such Subsidiary shall not engage in activities of any nature which are prohibited by this Agreement.

5.10           “Leak-Out” Covenants. VDA shall comply with “leak-out” restrictions comparable to those restrictions to be set forth in the “leak-out” agreements contemplated by Section 6.2(f) below, which will provide that, for a period of twelve (12) months following the Closing, VDA will not sell any shares of Telkonet Common Stock owned by VDA in excess of the volume limitations imposed by Rule 144 promulgated under the Securities Act.

5.11           Registration Rights. On the date hereof, VDA and Telkonet shall enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit D, to be effective upon Closing.

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5.12           Voting Agreement. On the date hereof, the Persons listed on Annex A hereto, shall enter into a Voting Agreement, in substantially the form attached hereto as Exhibit B, to be effective as of the date hereof.

5.13           OTCQB Listing. On or upon consummation of the Closing, Telkonet shall make or give all filings or notices required to be made or given to continue the listing or quotation of the Telkonet Common Stock on the OTCQB following the Effective Time.

5.14           Resignation of Directors; Election of VDA Directors. Telkonet shall obtain the written resignation of all directors of the Telkonet Companies (including from all committees of the Board) other than Jason Tienor and Tim Ledwick, on or before, and to be effective as of, the Effective Time. Moreover, Telkonet shall obtain from the current directors serving on the Telkonet Board (both those resigning and those not resigning from their office) a letter (the form of which will be agreed to between the Parties) whereby each director will confirm (a) receipt of all remuneration due to such director from the Telkonet Companies up until the Effective Time, and (b) that such director has no claim (or basis for any claim) against the Telkonet Companies for any reason whatsoever arising from or related to such director’s service to the Telkonet Companies up until the Effective Time. As of the Effective Time, the existing Telkonet Board shall have appointed the VDA Directors to fill the vacancies on the Telkonet Board (and any committees thereof), as well as the Board of the Telkonet Subsidiary (and any committees thereof) resulting from the resignation of directors provided by this Section 5.13, such that, on the Effective Time, VDA shall have designated a majority of the Telkonet Board (and a majority of each committee thereof), and a majority of the Board of the Telkonet Subsidiary (and a majority of each committee thereof) In addition, the current Telkonet Board’s Nominating Committee shall have recommended all such VDA designees for appointment to the three vacancies on the Telkonet Board created by the aforementioned resignations.

5.15           Employment Agreements. Telkonet has entered into new employment agreements with certain key employees of Telkonet, listed on Annex B hereto, to take effect upon the Closing. In connection with Jason Tienor’s new employment agreement, Telkonet shall obtain the resignation of Mr. Tienor as Chief Executive Officer of Telkonet effective upon the Closing.

5.16           CCATS Requests. During the Pre-Closing Period, Telkonet shall submit Commodity Classification Automated Tracking System requests (“CCATS Requests”) to the BIS in order to request that BIS issue determinations classifying Telkonet’s Gateway device, EcoCommander edge gateway server devices (in their 32 g unit, 16g unit and 8g unit configurations) and Rhapsody edge gateway server devices under Export Control Classification Number 5A002.

SECTION 6
CONDITIONS TO THE CONTEMPLATED TRANSACTIONS

6.1               Conditions to Each Party’s Obligation to Effect the Contemplated Transactions. The obligations of each party to effect and otherwise consummate the Contemplated Transactions are subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable Laws:

(a)                Shareholder Approval. Telkonet shall have obtained the Required Telkonet Shareholder Vote.

(b)                No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Contemplated Transactions will be in effect, nor will any action have been taken by any Governmental Body of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Contemplated Transactions, that in each case prohibits, makes illegal, enjoins, alters, or delays the consummation of the Contemplated Transactions.

6.2               Conditions to Obligations of VDA. The obligations of VDA to effect and otherwise consummate the Contemplated Transactions are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived by VDA in whole or in part to the extent permitted by applicable Laws:

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(a)                Representations and Warranties. The representations and warranties of Telkonet contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to (i) such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date and (ii) any update of or modification to the Telkonet Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded) except where the failure to be accurate (disregarding all qualifications contained therein relating to materiality or a Material Adverse Effect with respect to the Telkonet Companies) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Telkonet Companies (other than with respect to Sections 3.1(a), 3.2, and 3.3 and 3.25 which shall not be subject to any materiality standard), and VDA shall have received a certificate signed by an authorized officer of Telkonet to that effect.

(b)                Performance of Obligations of Telkonet. Telkonet shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement and VDA shall have received a certificate signed by an authorized officer of Telkonet to that effect.

(c)                No Litigation. There shall not have been any material litigation arising or pending against Telkonet or the Telkonet Subsidiary, other than (i) litigation disclosed on the Telkonet Disclosure Schedule (but only as such Disclosure Schedule existed as of the date of signing of this Agreement and prior to any updating or amendment) and (ii) any legal proceedings made or brought by shareholders of Telkonet (on their own behalf or on behalf of  Telkonet) against Telkonet arising out of the Contemplated Transactions.

(d)                No Material Adverse Effect. No Material Adverse Effect with respect to the Telkonet Companies shall have occurred following the execution and delivery of the Agreement and VDA shall have received a certificate signed by an authorized officer of Telkonet to that effect.

(e)                Closing Date Cash & Liabilities. Telkonet shall have (i) Estimated Closing Date Cash in an amount of not less than $1,000,000 after giving effect to the Contemplated Transactions (and before reduction of up to $1,000,000 in Telkonet Expenses in connection with the Contemplated Transactions, (as so reduced, the “Cash Amount”)), it being understood and agreed that any Telkonet Expenses in excess of $1,000,000 shall be deemed to reduce the Cash Amount by the amount of such excess) and (ii) total payables and accrued expenses, total current liabilities, and total long-term liabilities (as set forth on the Telkonet Balance Sheet in accordance with past practices) at the Closing Date not exceeding Six Million Dollars ($6,000,000.00).

(f)                 Leak-Out Agreements. Each of the Persons listed on Annex A shall have executed “leak-out” agreements substantially in the form attached hereto as Exhibit E, which will provide that, for a period of six (6) months following the Closing, such Persons will not sell any shares of Telkonet Common Stock or Preferred Stock owned by such Person in excess of the volume limitations imposed by Rule 144 promulgated under the Securities Act.

(g)                Proxy Statement. The Proxy Statement implementing the Contemplated Transaction (including, without limitation, reserving sufficient authorized shares for the issuance of the Telkonet Shares as well as the exercise of the Warrant) shall have been filed with the SEC and the SEC has confirmed that it will not review, or that it has completed its review of, the Proxy Statement, and Telkonet has caused the definitive Proxy Statement to be mailed to Telkonet shareholders.

(h)                OTCQB Listing. The Telkonet Common Stock shall be listed or quoted on the OTCQB, Telkonet shall have made or given all filings or notices required to be made or given to continue such listing or quotation following the Effective Time.

(i)                 No Takeover Statutes No “fair price,” “moratorium,” “control share acquisition”, “business combination” or other form of antitakeover statute or regulation shall be or become applicable to the Contemplated Transactions, other than those whose effect has been fully eliminated or mitigated to the satisfaction of VDA.

(j)                 Delivery of Telkonet Shares and Warrant –Telkonet shall have delivered to VDA (i) evidence satisfactory to VDA that the Telkonet Shares have been registered with Telkonet’s transfer agent in the name of VDA and (ii) the Warrant, duly executed by Telkonet.

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(k)                Verification of CCATS Requests Submission.  Telkonet shall have provided VDA with copies of electronic confirmation provided by BIS confirming Telkonet’s submission of the CCATS Requests referenced in Section 5.16.  For the avoidance of doubt, the Parties agree that the condition stated in this Section 6.2(k) is intended to satisfy the self-classification requirement stated in 31 CFR Part 740.17(b)(1) (License Exception ENC) of the US Export Administration Regulations and that this condition shall not require BIS to issue the requested CCATS determinations requested in the CCATS Requests prior to Closing.

(l)                 Delivery of Intellectual Property Assignment Agreements. Telkonet shall use reasonable commercial efforts to cause certain persons or entities identified by VDA to execute intellectual property assignments in a form reasonably satisfactory to VDA.

6.3               Conditions to Obligations of Telkonet. The obligations of Telkonet to effect and otherwise consummate the Contemplated Transactions are further subject to the satisfaction, on or before the Closing, of each of the following conditions, any or all of which may be waived by Telkonet in whole or in part to the extent permitted by applicable Laws:

(a)                Representations and Warranties. The representations and warranties of VDA contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to (i) such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date and (ii) any update of or modification to the VDA Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), except where the failure to be accurate, (disregarding all qualifications contained therein relating to materiality or a Material Adverse Effect with respect to VDA) has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to VDA), and Telkonet shall have received a certificate signed by an authorized officer of VDA to that effect.

(b)                Performance of Obligations of VDA and Contemplated Transactions. VDA shall have performed and complied in all material respects with each of its agreements, obligations and covenants under the Agreement and Telkonet shall have received a certificate signed by an authorized officer of VDA to that effect.

(c)                No Material Adverse Effect. No Material Adverse Effect with respect to VDA shall have occurred following the execution and delivery of the Agreement and Telkonet shall have received a certificate signed by an authorized officer of VDA to that effect.

(d)                Financing. The amount of the Financing shall have been received by Telkonet by wire transfer to its designated account.

SECTION 7
TERMINATION

7.1               Termination. This Agreement may be terminated prior to the Effective Time (whether before or, subject to the terms hereof, after the Required Telkonet Shareholder Vote):

(a)                by mutual written consent of VDA and Telkonet;

(b)                by either VDA or Telkonet if the Contemplated Transactions shall not have been consummated on or before one hundred and twenty (120) days from signing date (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has resulted in the failure of the Contemplated Transactions to be consummated on or before the Outside Date;

(c)                by either VDA or Telkonet if (i) the Telkonet Shareholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and Telkonet’s shareholders shall have voted on a proposal to approve the Amendment and the Securities Issuances and (ii) the Amendment and the Securities Issuances shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Telkonet shareholders; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the failure to obtain such shareholder approval is attributable to a failure on the part of such Party to perform its obligations required to be performed by such Party at or prior to the Effective Time;

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(d)                by Telkonet:

(i)                 if Telkonet is not in material breach of its obligations or its representations and warranties under this Agreement, and (A) there shall have been a breach of any covenant or agreement on the part of VDA set forth in this Agreement (except as otherwise provided in this Section 7.1(d)) or (B) any of the representations and warranties of VDA set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, which breach would, if occurring or continuing on the date the Closing would otherwise occur, result in the failure of any of the conditions specified in Section 6.3(a) or 6.3(b); provided, however, that notwithstanding the foregoing, if such breach by VDA or such inaccuracies in the representations and warranties of VDA are curable by VDA through the exercise of commercially reasonable efforts, then upon notice by VDA to Telkonet delivered no later than two calendar days after delivery of the notice from VDA referred to in (x) below, that it intends to cure such breach or such inaccuracies, then Telkonet shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d)(i) unless such breach or inaccuracies have not been cured (if curable) by the earlier of the earlier of (x) thirty (30) calendar days after delivery of written notice from Telkonet to VDA of such breach or inaccuracy, as applicable, or (y) the Outside Date;

(ii)               if, at any time prior to the Required Telkonet Shareholder Vote, (i) the Telkonet Board has received an Acquisition Proposal that it determines in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes a Superior Proposal and determines in good faith (after consultation with its independent financial advisors and outside legal counsel) that such is required for the Telkonet Board to comply with its fiduciary obligations to Telkonet’s shareholders under applicable Law, (ii) Telkonet has not breached any of the provisions of Section 5.3 in connection with such Superior Proposal, (iii) Telkonet shall have given VDA at least two Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal and the identity of the party making such Superior Proposal) and, no later than the time of such notice, provided VDA a copy of the relevant proposed transaction agreement and other material documents with the party making such Superior Proposal (including, but not limited to, any financing documents), (iv) if requested by VDA, Telkonet shall have negotiated in good faith with VDA during such two Business Day period to enable VDA to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (v) the Telkonet Board shall have considered in good faith (after consultation with any independent financial advisors and outside legal counsel) any changes to this Agreement proposed by VDA in a written offer capable of acceptance, and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were accepted by Telkonet, (vi) in the event of any change to the financial or other material terms of such Superior Proposal, Telkonet shall, in each case, have delivered to VDA, an additional notice and copies of the relevant proposed transaction agreement and other documents and have provided to VDA another two Business Day notice period (the provisions of subsection (iv) and (v) shall again be complied with in respect of such changed financial or other material terms) and (vii) prior to or concurrently with the termination of this Agreement, Telkonet pays VDA the Telkonet Termination Fee in accordance with Section 7.3(b)(i);

(iii)             if, since the date of this Agreement, there shall have occurred any Material Adverse Effect with respect to VDA, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect with respect to VDA;

(iv)              if the Financing is not provided by VDA to Telkonet at the Closing.

(e)                by VDA:

(i)                 if VDA is not in material breach of its obligations or its representations and warranties under this Agreement (and subject to any cure rights specified therein), and (A) there shall have been a breach of any covenant or agreement on the part of Telkonet set forth in this Agreement or (B) any representation or warranty of Telkonet set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, which breach would, if occurring or continuing on the date the Closing would otherwise occur, would result in the failure of any of the conditions specified in Section 6.2(a) or 6.2(b); provided, however, that notwithstanding the foregoing, if such breach by Telkonet or such inaccuracies in the representations and warranties of Telkonet are curable by Telkonet through the exercise of commercially reasonable efforts (it being understood that a failure to comply with Section 5.3 shall be deemed incapable of being cured), then upon notice by Telkonet to VDA delivered no later two calendar days after delivery of the notice from VDA referred to in (x) below, that it intends to cure such breach or such inaccuracies, VDA shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e)(i) unless such breach or inaccuracies have not been cured (if curable) by the earlier of (x) thirty (30) calendar days after delivery of written notice from VDA to Telkonet of such breach or inaccuracy, as applicable, or (y) the Outside Date;

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(ii)               if a Telkonet Triggering Event shall have occurred;

(iii)             if, since the date of this Agreement, there shall have occurred any Material Adverse Effect with respect to the Telkonet Companies, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect with respect to the Telkonet Companies; or

(iv)              any other condition specified in Section 6.2 (a), (b), (c),(e), (f), (g), (h), (i), (j), (k) or (l) shall have not been complied with, and, upon notice duly given to Telkonet of such non-compliance, has not been cured within fifteen (15) days of receipt of such notice.

7.2               Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, provided, however, that (a) this Section 7.2 and Section 7.3 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any Party from any fraud, or from any Liability for any material and intentional inaccuracy in or breach of any representation or any material and intentional breach of any warranty, covenant or other provision contained in this Agreement occurring prior to termination.

7.3               Termination Fees; Expenses.

(a)                Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Contemplated Transactions are consummated.

(b)                Telkonet shall pay to VDA a termination fee of $500,000 (the “Telkonet Termination Fee”) by wire transfer of immediately available funds if this Agreement is terminated as follows:

(i)                 if Telkonet shall terminate this Agreement pursuant to Section 7.1(d)(ii), Telkonet shall pay to VDA the Telkonet Termination Fee prior to or at the time of the termination of this Agreement; or

(ii)               if VDA shall terminate this Agreement pursuant to Section 7.1(e)(ii), Telkonet shall pay to VDA the Telkonet Termination Fee within five Business Days of such termination.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1               Amendment. This Agreement may be amended at any time prior to the Effective Time by the Parties hereto, by action taken or authorized by their respective boards of directors or other governing body, whether before or after the Required Telkonet Shareholder Vote; provided, however, that after the Required Telkonet Shareholder Vote, no amendment shall be made to this Agreement that by Law requires further approval or authorization by the shareholders of Telkonet without such further approval or authorization. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the Parties hereto.

8.2               Remedies Cumulative; Waiver.

(a)                The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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(b)                At any time prior to the Effective Time, VDA (with respect to Telkonet) and Telkonet (with respect to VDA), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such Party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement. Any agreement on the part of a Party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

8.3               Entire Agreement. This Agreement (including the documents relating to the Contemplated Transactions referred to in this Agreement), the Voting Agreements and the Confidentiality Agreement constitute the entire agreement among the Parties to this Agreement and supersede all other prior representations and warranties and agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

8.4               Execution of Agreement; Counterparts; Electronic Signatures.

(a)                This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

(b)                The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, DocuSign or similar program or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or DocuSign or similar program shall be deemed to be their original signatures for all purposes.

(c)                Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or such document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Agreement or such other document contemplated.

8.5               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, and except that the URBCA shall control to the extent such necessarily applies to any aspect of this Agreement.

8.6               Consent to Jurisdiction; Venue. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal or state courts of the State of New York, sitting in New York County; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the federal or state courts of the State of New York, sitting in New York County.

8.7               WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS.

8.8               Disclosure Schedules.

(a)                The Telkonet Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3. The information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3 and any other Section or subsection of this Agreement to which the application and relevance of such disclosure is readily apparent on its face, without the need for further investigation or inquiry.

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(b)                If there is any inconsistency between the statements in this Agreement and those in Telkonet Disclosure Schedule or the VDA Disclosure Schedule, as the case may be (other than an exception set forth as such in the Telkonet Disclosure Schedule or the VDA Disclosure Schedule), the statements in this Agreement will control.

(c)                Every statement made in the Telkonet Disclosure Schedule shall be deemed to be a representation of Telkonet in this Agreement as if set forth in Section 3.

8.9               Assignments and Successors. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights hereunder may be assigned by such Party without the prior written consent of the other Party hereto. Notwithstanding the foregoing, VDA may, without the consent of Telkonet, assign any of its rights or obligations arising hereunder, or any other agreement entered into in connection with the Contemplated Transactions, to an Affiliate (the “Permitted Assignment”). Any attempted assignment of this Agreement or of any such rights by Telkonet, on the one hand, or VDA on the other hand, other than a Permitted Assignment, without the consent of the other Party hereto, shall be void and of no effect.

8.10           No Third Party Rights. There are no third party beneficiaries of this Agreement except if a Permitted Assignment occurs, such assignee shall be deemed to be entitled to all rights of VDA hereunder .

8.11           Specific Performance. The Parties agree that irreparable damage will occur if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached prior to the Closing. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement prior to the Closing, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether at law or in equity, including monetary damages) to seek and obtain (a) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach without proving actual damages or posting a bond.

8.12           Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or Person as a Party may designate by notice to the other Parties):

Telkonet:

Telkonet, Inc.

20800 Swenson Drive, Suite 175

Waukesha, Wisconsin 53186

Attention: Jason L. Tienor

E-mail: jtienor@telkonet.com

with a copy to:

Husch Blackwell LLP

511 North Broadway, Suite 1100

Milwaukee, WI 53202
Fax No.: 414.223.5000

Attention: Kate Bechen

E-mail: kate.bechen@huschblackwell.com

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VDA:

V.D.A. Group S.p.A.

Viale L. Zanussi, 3

33170 Pordenone, Italy

Attention: Piercarlo Gramaglia

E-mail: piercarlo.gramaglia@vdagroup.com

with a copy to:

Moses & Singer LLP

Attention: Francesco Di Pietro, Esq.

Allan Grauberd, Esq.

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-1299

Fax No.: (212) 554-7700

E-mail: fdipietro@mosessinger.com

agrauberd@mosessinger.com

8.13           Cooperation; Further Assurances. Each Party hereto agrees to cooperate fully with the other Parties hereto and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such other Parties to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

8.14           Construction; Usage.

(a)                Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)                 the singular number includes the plural number and vice versa;

(ii)               reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)             reference to any gender includes each other gender;

(iv)              reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)                reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)              “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

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(viii)          “or” is used in the inclusive sense of “and/or”;

(ix)              with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x)                references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)                Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)                Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.15           Enforcement of Agreement. Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the other Parties may be entitled, at law or in equity, such Parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.16           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.17           Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signature Page Follows]

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In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

TELKONET, INC.

By: /s/ Jason L. Tienor

Name: Jason L. Tienor

Title: Chief Executive Officer

VDA Group S.p.A.

By: /s/ Piercarlo Gramaglia

Name: Piercarlo Gramaglia

Title: Chief Executive Officer

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ANNEX A

SHAREHOLDERS EXECUTING VOTING AGREEMENT AND LEAK OUT AGREEMENT

Shareholders executing Voting Agreements

Peter T. Kross

Arthur E. Bynes

Jason L. Tienor

Jeffrey J. Sobieski

Leland D. Blatt

Tim S. Ledwick

Shareholders executing Leak Out Agreements

Jason L. Tienor

Jeffrey J. Sobieski

Tim S. Ledwick

Richard E. Mushrush

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ANNEX B

KEY EMPLOYEES ENTERING INTO EMPLOYMENT AGREEMENTS

1.       Jason Tienor

2.       Richard E. Mushrush

3.       Jeff Sobieski

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EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Acceptable Confidentiality Agreement” shall mean an agreement with Telkonet that is executed, delivered and effective after the execution and delivery of this Agreement that (A) contains customary provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives non-public information of or with respect to the Telkonet Companies to keep such information confidential, (B) contains provisions therein that are no less restrictive (or otherwise more favorable) in any material respect to such counterparty (and any of its Affiliates and representatives) than the terms of the Confidentiality Agreement and (C) otherwise does not prohibit Telkonet (and any of its Affiliates and representatives) from complying with Section 5.3, and in no event shall it prohibit Telkonet from disclosing to VDA the material terms and conditions of an Acquisition Proposal.

“Acquisition Agreement” shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

“Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by VDA) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Telkonet Companies is a constituent corporation or party thereto or either of the Telkonet Companies’ securities are the subject thereof, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of either of the Telkonet Companies, or (iii) in which any of the Telkonet Companies issues or sells securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Telkonet Companies; or (b) any sale (other than sales of inventory or assets in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than sales of inventory or assets in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of any of the Telkonet Companies.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person with the meaning of the Securities Act, as amended, and the rules and regulations promulgated thereunder.

“Agreement” shall have the meaning set forth in the Recitals.

“Amendment” shall have the meaning set forth in Section 3.2(b).

“Anti-Corruption Laws” shall mean all U.S. and non-U.S. Laws and Governmental Orders relating to the prevention of corruption, kickbacks, money laundering and bribery including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Antitrust Laws” shall mean the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Laws under any applicable jurisdictions, whether federal, state, local or foreign.

“Articles of Incorporation” shall mean Telkonet’s Articles of Incorporation, as amended, as filed with the Utah Department of Commerce, Division of Corporations and Commercial Code.

“BIS” shall have the meaning set forth in Section 3.29.

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“Blue Sky Laws” shall have the meaning set forth in Section 3.2(d).

“Board Recommendation” shall have the meaning set forth in Section 3.2(b).

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City (United States of America) or Milan (Italy) are authorized or required by law to close.

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act of 2020, as Amended.

“Cash Amount” shall have the meaning set forth in Section 6.2(e).

“CCATS” shall have the meaning set forth in Section 3.29.

“CCATS Requests” shall have the meaning set forth in Section 5.16.

“Certifications” shall have the meaning set forth in Section 3.4(a).

“CFIUS” shall mean the Committee on Foreign Investment in the United States.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Agreement” shall mean a written and legally binding agreement with a Governmental Body relating to Taxes.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Date Cash” shall have cash and cash equivalents of the Telkonet Companies as of the Closing, without regard to any cash or cash equivalents obtained from the Financing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment Letter” shall have the meaning set forth in Section 2.6.

“Confidentiality Agreement” shall mean that certain Mutual Confidentiality and Non-disclosure Agreement entered into, on February 11, 2020, by and between VDA and Telkonet.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall have the meaning set forth in Section 3.2(a).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” or “control” (including the terms “controlled,” “controlled by,” and “under common control with”) shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract, or credit arrangement or otherwise.

“Controlled Group Liability” shall have the meaning set forth in Section 3.12(c).

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“Copyrights” shall mean all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

“Debt” shall mean, without duplication, the sum of (a) all obligations of the Telkonet Companies for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) other indebtedness of the Telkonet Companies evidenced by notes, bonds, debentures or other debt securities, (c) indebtedness of the types described in clauses (a) and (b) guaranteed, directly or indirectly, in any manner by either of the Telkonet Companies through a Telkonet Contract, contingent or otherwise, to supply funds to, or in any other manner, invest in, the debtor, or to purchase indebtedness, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to insure the owners of indebtedness against loss, (d) all obligations of either of the Telkonet Companies as lessee or lessees under leases which in accordance with GAAP constitute capital leases, (e) all payment obligations under any interest rate swap agreements or interest rate hedge agreements to which either of the Telkonet Companies is party, (f) all obligations for unfunded Liabilities relating to any Telkonet Employee Plan, (g) any interest owed with respect to the “Debt” referred to herein and prepayment premiums or fees related thereto, (h) any surety bonds, bids, letters of credit, performance bonds or similar obligations, (i) all accrued compensation and benefits obligations of the Telkonet Companies with respect to any employee or individual independent contractor of the Telkonet Companies whose employment or service with the Telkonet Companies terminates at or prior to the Closing, (j) the amount of any deferred rent, deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement with respect to which either of the Telkonet Companies is, directly or indirectly, liable, and all earn-out obligations or similar contingent consideration payable by the Telkonet Companies, and (k) the amount of any deferred revenue of the Telkonet Companies, determined in accordance with the Telkonet Companies’ accounting practices applied on a consistent basis, related to advance collections by the Telkonet Companies for services not yet rendered, or equipment not yet delivered, to customers; provided, that Debt shall exclude accounts payable and other trade payables incurred in the Ordinary Course of Business.

“ECCNs” shall have the meaning set forth in Section 3.29.

“EDGAR” shall have the meaning set forth in Section 3.4(a).

“Effective Time” shall have the meaning set forth in Section 1.2.

“Employment Loss” means, with respect to any full-time employee, (i) an employment termination, other than a discharge for cause, voluntary departure or retirement, (ii) a layoff, (iii) a reduction in hours of work of more than fifty percent (50%) or (iv) any other event that, if aggregated with enough such other events, would trigger the notification requirements of the WARN Act.

“Employee Plan” shall mean an (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); and (ii) without duplication, any plan or arrangement providing for deferred compensation; stock purchase, stock option, stock appreciation right or other equity-based incentive compensation; severance; change-in-control; termination pay; medical or disability which is sponsored, maintained or contributed to or required to be contributed to by Telkonet or the Telkonet Subsidiary or any ERISA Affiliate of the Telkonet Companies.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, right of first offer, preemptive right, anti-dilution right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

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“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” shall mean any applicable Law that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such cleanup or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Environmental, Health, and Safety Liabilities” shall mean any cost, damages, expense, Liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative Legal Proceedings, damages, losses, claims, demands and responses, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 3.12(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Filed Telkonet SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Financing” shall have the meaning set forth in Section 2.1.

“FIRRMA Regulations” shall have the meaning set forth in Section 3.29.

“GAAP” shall mean generally accepted accounting principles for financial reporting in the United States.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.

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“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c)  any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

“Governmental Official” shall mean any officer or employee of a Governmental Body or any department, agency or instrumentality thereof, including any employee, Representative or agent (paid or unpaid) of a state-owned or controlled entity, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization (including any political party or candidate for public office).

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Body.

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof, or synthetic substitutes therefore, and asbestos or asbestos-containing materials.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Information Privacy and Security Laws” shall mean any applicable Laws or guidance issued by a Governmental Body and all regulations promulgated and guidelines issued by Governmental Bodies thereunder concerning the privacy, data protection, or Processing of Protected Information, each as updated from time to time.

“Information Security Incident” shall mean any actual (a) compromise of the security, confidentiality, or integrity of Protected Information; (b) unauthorized access or acquisition, or unauthorized or unlawful Processing of Protected Information; (c) unauthorized intrusion into, control of, access to, modification of, or use of any IT System that is used by a Person to secure, defend, protect, or Process any Protected Information.

“Intervening Event” shall mean any event, change, effect, development, state of facts, condition, circumstance or occurrence that was not known to the Telkonet Board on the date of this Agreement, which event, change, effect, development, state of facts, condition, circumstance or occurrence (or the consequences thereof) becomes known to the Telkonet Board before receipt of the Required Telkonet Shareholder Vote; provided that in no event will any of the following constitute an Intervening Event (i) the receipt, existence of, or terms of any Acquisition Proposal, or any inquiry relating thereto, (ii) the mere fact, in and of itself, that Telkonet meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, (iii) changes after the date of this Agreement in the market price or trading volume of the Telkonet Common Stock or the credit rating of Telkonet; (iv) any improvement in sales, profit or other financial metric occurring with respect to Telkonet after the date hereof; (v) changes in GAAP, other applicable accounting rules or Applicable Law; (vi) changes in the industry in which Telkonet operates; (vii) changes in the general economic or business conditions within the U.S. or other jurisdiction in which Telkonet operates; or (viii) the entering into of any customer or strategic relationship or enhancement or expansion of a customer relationship or strategic relationship.

“Irrevocable Transfer Agent Instructions” shall have the meaning set forth in Section 2.3(b).

“Issued Patents” shall mean all issued, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Body.

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“IT Systems” shall mean all software, hardware, networks and systems owned or controlled by or on behalf of the Telkonet Companies, including, without limitation, all of the Telkonet Companies’ servers, workstations, routers, hubs, switches, data lines, desktop applications, server-based applications, mobile applications, cloud services hosted or provided by the Telkonet Companies’ mail servers, firewalls, databases, source code and object code.

“Knowledge” shall mean with respect to Telkonet, the actual knowledge of Jason Tienor or Richard E. Mushrush or Jeff Sobieski, and the knowledge that such aforementioned persons would have after a reasonable investigation of the subject matter in question.

“Law” shall mean any foreign, federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legend” shall have the meaning set forth in Section 2.3(a).

“Liability” or “Liabilities” shall mean any direct or indirect liability of any kind or nature, whether accrued or fixed, absolute or contingent, determined or determinable, matured or unmatured, due or to become due, asserted or unasserted or known or unknown and regardless of whether it is accrued or required to be accrued or disclosed pursuant to GAAP.

“License Exception ENC” shall have the meaning set forth in Section 3.29.

“Material Adverse Effect” shall mean an event, change, violation, inaccuracy, circumstance or other matter if such event, change, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, assets, operations or financial performance of the Telkonet Companies or VDA, as applicable, taken as a whole, as the case may be, or (b) the ability of Telkonet or VDA, as the case may be, to consummate the Contemplated Transactions or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement; but excluding any such event, change, development or occurrence to the extent resulting from (i) changes in Law, GAAP or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board that do not have a disproportionate effect (relative to other industry participants) on the Telkonet Companies or VDA as a whole, as the case may be, (ii) changes in the financial markets generally in the United States as it pertains to the Telkonet Companies or the jurisdiction in which VDA is organized, as the case may be, or that are the result of acts of war or terrorism that do not have a disproportionate effect (relative to other industry participants) on the Telkonet Companies or VDA as a whole, as the case may be, (iii) conditions affecting the hospitality industry generally, general national or international economic, financial or business conditions affecting generally the hospitality industry, that do not have a disproportionate effect (relative to other industry participants) on the Telkonet Companies or VDA as a whole, as the case may be, (iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on Telkonet Companies or VDA as a whole, as the case may be, or acts of war (including, but not limited to, thermonuclear war), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world that do not have a disproportionate effect (relative to other industry participants) on the Telkonet Companies or VDA as a whole, as the case may be, (vi) the public announcement or the pendency of any of the Contemplated Transactions; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement, or any actions taken or failure to take action, in each case, which the other Party hereto has approved, consented to or requested; or (vii) any legal proceedings made or brought by shareholders of (A) Telkonet (on their own behalf or on behalf of  Telkonet) against Telkonet arising out of the Contemplated Transactions or (B) VDA (on their own behalf or on behalf of VDA) against VDA arising out of the Contemplated Transactions.

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“Multiemployer Plan” shall have the meaning defined in Section 4001(a)(3) of ERISA.

“Necessary Consents” shall have the meaning set forth in Section 3.2(d).

“Occupational Safety and Health Law” shall mean any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Off-Balance Sheet Arrangement” shall mean with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (c) derivatives to the extent that the fair value thereof is not fully reflected as a Liability or asset in the financial statements; or (d) any obligation or Liability, including a contingent obligation or Liability, to the extent that it is not fully reflected in the financial statements (excluding the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (excluding the footnotes thereto) include, without limitation, (i) obligations that are not classified as a Liability according to generally accepted accounting principles; (ii) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or (iii) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements).

“Options” shall have the meaning set forth in Section 3.3(c).

“Order” shall mean any Law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decision, decree, rule, regulation or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Ordinary Course of Business” shall mean the ordinary course of business of the Telkonet Companies or VDA as the case may be, consistent with past practice and custom, in all material respects, except as such practices may have changed as in response to the consequence of the COVID-19 pandemic and any related applicable Law or Order.

“Organizational Document” shall mean, with respect to (i) either Telkonet Company, such Telkonet Company’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock; or (ii) in the case of VDA, the organizational documents and all other documents affecting the rights of holders of equity interests of VDA.

“OTCQB” shall have the meaning set forth in Section 3.2(d).

“Outside Date” shall have the meaning set forth in Section 7.1(b).

“Owned Proprietary Rights” shall have the meaning set forth in Section 3.9(a).

“Patent Applications” shall mean all published or unpublished non-provisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.

“Patents” shall mean Issued Patents and Patent Applications.

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“Pension Plan” shall mean any Employee Plan that is subject to Title IV of ERISA.

“Permitted Assignment” shall have the meaning set forth in Section 8.4.

“Person” shall mean any individual, Entity or Governmental Body.

“Personal Data” shall mean (a) any information that specifically identifies, or is capable of identifying, any individual Person, including any information that could be associated with such individual, such as an address, e-mail address, telephone number, health information, financial information, drivers’ license number, location information, or government issued identification number; (b) any data that qualifies as “personal data,” “personal information,” “personally identifiable information,” “non-public financial information” or similar term under any Information Privacy and Security Law; and (c) any other information subject to the privacy laws of any jurisdiction applicable to the Telkonet Companies.

“Pre-Closing Period” shall have the meaning set forth in Section 5.1(a).

“Preferred Stock” shall have the meaning set forth in Section 3.3(a).

“Privacy Policies” shall mean each external or internal, past or present, privacy policy of the Telkonet Companies, including any policy or published statement relating to (a) the privacy of users of any Company website, mobile application, online service or software, (b) the Processing of any Protected Information, or (c) any employee information.

“Process” shall mean, for the purposes of Section 3.21, any operation or set of operations performed upon data or sets of data, whether or not by automated means, such as collection; recording; organization; structuring; storage; adaptation or alteration; retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available; alignment or combination; or restriction, erasure, or destruction.

“Proprietary Rights” shall mean any (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names and domain name registrations, (iv) Copyrights, (v) Trade Secrets, (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable Laws, such other intangible assets, properties or rights); or (b) any right to use or exploit any of the foregoing in any jurisdiction throughout the world.

“Protected Information” shall mean any information that (a) is Personal Data; (b) is governed, regulated or protected by one or more Information Privacy and Security Laws; (c) the Telkonet Companies receive from or on behalf of customers of the Telkonet Companies; (d) is subject to a confidentiality obligation; or (e) is derived from Protected Information.

“Proxy Statement” shall have the meaning set forth in Section 5.4(a).

“PPP Lender” shall mean Heritage Bank of Commerce.

“PPP Loans” shall mean (a) that certain Note, dated April 17, 2020, by and between Telkonet and the PPP Lender and (b) that certain Note, dated April 26, 2021 by and between Telkonet and the PPP Lender.

“PPP Loan2” shall mean that certain Note, dated April 26, 2021 by and between Telkonet and the PPP Lender.

“Qualified Plans” shall have the meaning set forth in Section 3.12(f).

“Recommendation Change” shall have the meaning set forth in Section 5.3(d).

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“Registered Copyrights” shall mean all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office and any other applicable Governmental Body.

“Registered Trademarks” shall mean all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office and any other applicable Governmental Body.

“Representatives” shall mean shareholders, officers, directors, employees, agents, attorneys, consultants, investment bankers, accountants, advisors (including financial advisors) and other representatives.

“Required Telkonet Shareholder Vote” shall mean approval of the Amendment and the Securities Issuances by the holders of a majority of the votes cast in person or by proxy (with abstentions treated as votes not cast) at the Telkonet Shareholders’ Meeting by the holders of Telkonet Common Stock and Telkonet Preferred Stock (voting as a single class and on an as-converted basis).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall mean Telkonet’s Series A Preferred Stock, $.001 par value, authorized in the filing of the Articles of Incorporation.

“Securities Issuances” shall have the meaning set forth in Section 3.2(b)

“SOX” shall mean the Sarbanes-Oxley Act of 2002.

“Series B Preferred Stock” shall mean Telkonet’s Series B Preferred Stock, $.001 par value, authorized in the filing of the Articles of Incorporation.

“Subsidiary” or “Subsidiaries” an entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made by a third party (in the absence of a breach of the provisions of Section 5.3) that the Telkonet Board determines, in its good faith judgment, (a) after consultation with its independent financial advisor, to be more favorable from a financial point of view to the Telkonet’s shareholders than the terms of the Contemplated Transactions or, if applicable, any proposal by VDA to amend the terms of this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including, but not limited to, (i) the expected timing and likelihood of consummation, (ii) any governmental, regulatory and other approval requirements and (iii) any terms relating to break-up fees and expense reimbursement) and (b) to be reasonably capable of being consummated; provided, further, however, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

“Tax” shall mean (a) any foreign, federal, state, local or foreign tax (including, but not limited to, income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other charge of any kind imposed by any Governmental Body, (b) without limiting the foregoing all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (a) or for failure to file any Tax Return, (c) any successor or transferee Liability in respect of any items described in clauses (a) and/or (b) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) and (d) any amounts payable under any Tax sharing agreement or other contractual arrangement.

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“Tax Return” or “Tax Returns” shall mean any return (including, but not limited to, any information return), report, statement, foreign bank account report, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including without limitation any amendments, attachments or supplements thereto) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax or holding of assets outside of the United States.

“Tax Ruling” shall mean a written ruling or finding (or proposed finding) of a Governmental Body with respect to Taxes.

“Taxing Authority” shall mean any Governmental Body charged with the responsibility for the assessment and collection of Taxes and the administration or enforcement of Tax Law.

“Telkonet” shall have the meaning set forth in the Preamble.

“Telkonet Awards” shall have the meaning set forth in Section 3.3(b).

“Telkonet Balance Sheet” shall have the meaning set forth in Section 3.10.

“Telkonet Board” shall mean the board of directors of Telkonet or of the Telkonet Subsidiary, as applicable..

“Telkonet Common Stock” shall mean the Common Stock, $0.001 par value per share, of Telkonet.

“Telkonet Companies” and “Telkonet Company” shall have the meanings set forth in Section 3.1(a).

“Telkonet Company Product(s)” shall mean each and all of the products of either Telkonet Company (including without limitation all software products), whether currently being distributed, currently under development, or otherwise anticipated to be distributed under any product “road map” of a Telkonet Company.

“Telkonet Company Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Rights owned by or licensed to either of the Telkonet Companies or otherwise used by either of the Telkonet Companies.

“Telkonet Credit Agreements” shall mean (i) that certain Loan and Security Agreement between Telkonet, Ethostream LLC and Heritage Bank of Commerce dated September 30, 2014, as the same may have been amended, and (ii) the other agreements and documents contemplated therein.

“Telkonet Disclosure Schedule” shall mean the disclosure schedule that has been prepared by Telkonet in accordance with the requirements of Section 8.8 and that has been delivered by Telkonet to VDA on the date of this Agreement.

“Telkonet Expenses” shall mean (a) all legal, accounting, tax, investment banking, financial advisory or other third party advisory or consulting fees and expenses incurred by either Telkonet Company in connection with this Agreement and the Contemplated Transactions and other related matters, including any transaction fees payable to any Affiliate of Telkonet, (b) bonuses or other compensation payable to employees or directors of Telkonet in connection with the Contemplated Transactions, (c) all employment Taxes imposed on VDA or Telkonet with respect to the amounts described in clause (b), and (d) any fees, costs and expenses incurred or subject to reimbursement by Telkonet, in each case in connection with the Contemplated Transactions and not paid prior to the Closing,] in each case calculated in accordance with GAAP.

“Telkonet Financial Advisor” shall have the meaning set forth in Section 3.24.

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“Telkonet Financial Statements” shall have the meaning set forth in Section 3.5.

“Telkonet Material Contract” shall have the meaning set forth in Section 3.17(a)(xvi).

“Telkonet Permitted Encumbrances” shall have the meaning set forth in Section 3.6.

“Telkonet Preferred Stock” shall mean the Preferred Stock, $.001 par value per share, of Telkonet.

“Telkonet Registered IP” shall have the meaning set forth in Section 3.9(a).

“Telkonet SEC Reports” shall have the meaning set forth in Section 3.4(a).

“Telkonet Shares” shall have the meaning set forth in Section 2.2(a).

“Telkonet Shareholders Meeting” shall have the meaning set forth in Section 5.4(b).

“Telkonet Subsidiary” shall have the meaning set forth in Section 3.1(a).

“Telkonet Termination Fee” shall have the meaning set forth in Section 7.3(b).

“Telkonet Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred: (a) the Telkonet Board or any committee thereof shall have for any reason effected a Recommendation Change or resolved to do so; (b) Telkonet shall have failed to include in the Proxy Statement the Board Recommendation; (c) the Telkonet Board fails to reaffirm (without material qualification, which would be viewed by a reasonable shareholder as having the effect of failing to reaffirm the Board Recommendation) the Board Recommendation, or fails to publicly state the Contemplated Transactions is in the best interests of Telkonet’s shareholders, within seven (7) Business Days after VDA requests, in writing, after the public announcement of the submission of an Acquisition Proposal, that such action be taken; (d) Telkonet Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal (whether or not a Superior Proposal); (e) Telkonet shall have entered into any Acquisition Agreement (whether or not relating to a Superior Proposal); or (f) a tender or exchange offer relating to securities of Telkonet shall have been commenced and Telkonet shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the board of directors recommends rejection of such tender or exchange offer; or (g) an Acquisition Proposal is publicly announced, and Telkonet fails to issue a press release announcing its opposition to such Acquisition Proposal with seven (7) Business Days after such Acquisition Proposal is announced.

“Trade Secrets” shall mean all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Law.

“Trademarks” shall mean all (a) trademarks, service marks, marks, logos, insignias, designs, names or other symbols, whether or not registered or applied for registration, (b) applications for registration of trademarks, service marks, marks, logos, insignias, designs, names or other symbols, and (c) trademarks, service marks, marks, logos, insignias, designs, names or other symbols for which registration has been obtained.

“Transfer Agent” shall have the meaning set forth in Section 2.3(b).

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“URBCA” shall have the meaning set forth in Section 3.2(d).

“VDA” shall have the meaning set forth in the Recitals.

“VDA Directors” shall mean three individuals designated by VDA to serve as directors on the Telkonet Board.

“VDA Disclosure Schedule” shall mean the disclosure schedule that has been prepared by VDA in accordance with the requirements of Section 8.8 and that has been delivered by VDA to Telkonet on the date of this Agreement.

“Voting Agreements” shall have the meaning set forth in the Recitals.

“WARN Act” shall have the meaning set forth in Section 3.20.

“Warrant” shall have the meaning set forth in Section 2.2(b).

“Warrant Shares” shall have the meaning set forth in Section 2.2(b).

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EXHIBIT B

VOTING AGREEMENT

EXHIBIT C

WARRANT

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

LEAK-OUT AGREEMENT